UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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FIRST INDUSTRIAL REALTY TRUST, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FIRST INDUSTRIAL REALTY TRUST, INC.

311 South Wacker Drive

Suite 3900

Chicago, Illinois 60606

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 7, 2014

NOTICE IS HEREBY GIVEN that the 2014 Annual Meeting of Stockholders (the “Annual Meeting”) of First Industrial Realty Trust, Inc. (the “Company”) will be held on Wednesday, May 7, 2014 at 9:00 a.m. in the 10th Floor Conference Room, 311 South Wacker Drive, Chicago, Illinois 60606 for the following purposes:

1. To elect six directors to the Board of Directors to serve until the 2015 Annual Meeting of Stockholders, and until their successors are duly elected and qualify;

2. To approve the First Industrial Realty Trust, Inc. 2014 Stock Incentive Plan;

3. To approve, on an advisory (i.e. non-binding) basis, the compensation of the Company’s named executive officers as disclosed in this Proxy Statement;

4. To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014; and

5. To consider and act upon any other matters that may properly be brought before the Annual Meeting and at any adjournments or postponements thereof.

Any action may be taken on the foregoing matters at the Annual Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned, or to which the Annual Meeting may be postponed.

The Board of Directors has fixed the close of business on March 21, 2014 as the record date for the Annual Meeting. Only stockholders of record of the Company’s common stock at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.

You are requested to fill in and sign the enclosed Proxy Card, which is being solicited by the Board of Directors, and to mail it promptly in the enclosed postage-prepaid envelope. Any proxy may be revoked by delivery of a later dated proxy. Stockholders of record who attend the Annual Meeting may vote in person, even if they have previously delivered a signed proxy. “Street name” stockholders who wish to vote in person will need to obtain a duly executed proxy form from the institution that holds their shares prior to the Annual Meeting.

By Order of the Board of Directors

W. Ed Tyler	Bruce W. Duncan
Chairman of the Board	President and CEO

Chicago, Illinois

April 4, 2014

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PREPAID ENVELOPE PROVIDED.

FIRST INDUSTRIAL REALTY TRUST, INC.

311 South Wacker Drive

Suite 3900

Chicago, Illinois 60606

PROXY STATEMENT

FOR THE 2014 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 7, 2014

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of First Industrial Realty Trust, Inc. (“First Industrial” or the “Company”) for use at the 2014 Annual Meeting of Stockholders of the Company to be held on Wednesday, May 7, 2014, and at any adjournments or postponements thereof (the “Annual Meeting”). At the Annual Meeting, stockholders will be asked to vote (i) to elect six directors to the Board of Directors to serve until the 2015 Annual Meeting of Stockholders, and until their successors are duly elected and qualify, (ii) to approve the First Industrial Realty Trust, Inc. 2014 Stock Incentive Plan (the “2014 Stock Incentive Plan”), (iii) to approve, on an advisory (i.e. non-binding) basis, the compensation of the Company’s named executive officers as disclosed in this Proxy Statement, (iv) to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the current fiscal year and (v) to act on any other matters properly brought before them.

This Proxy Statement and the accompanying Notice of Annual Meeting and Proxy Card are first being sent to stockholders on or about April 4, 2014. The Board of Directors has fixed the close of business on March 21, 2014 as the record date for the Annual Meeting (the “Record Date”). Only stockholders of record of our common stock (“Common Stock”) at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 110,136,614 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Holders of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held by them on each matter presented to the stockholders at the Annual Meeting.

Stockholders of the Company are requested to complete, sign, date and promptly return the accompanying Proxy Card in the enclosed postage-prepaid envelope. Shares represented by a properly executed Proxy Card received prior to the vote at the Annual Meeting and not revoked will be voted at the Annual Meeting as directed on the Proxy Card. If a properly executed Proxy Card is submitted and no instructions are given, the persons designated as proxy holders on the Proxy Card will vote (i) FOR the election of the six nominees for director named in this Proxy Statement, (ii) FOR the approval of the 2014 Stock Incentive Plan, (iii) FOR the approval, on an advisory basis, of the compensation of our named executive officers, (iv) FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the current fiscal year and (v) in their own discretion with respect to any other business that may properly come before the stockholders at the Annual Meeting or at any adjournments or postponements thereof. We have not received notice of any matters other than those set forth in this Proxy Statement and, accordingly, it is not anticipated that any other matters will be presented at the Annual Meeting.

The presence, in person or by proxy, of holders of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. The affirmative vote of the holders of a majority of the votes cast with a quorum present at the Annual Meeting is required (i) for the election of directors, (ii) for the approval of the 2014 Stock Incentive Plan, (iii) for the approval, on an advisory basis, of the compensation of our named executive officers and (iv) for the ratification of the appointment of the Company’s independent registered public accounting firm. Abstentions will not be counted as votes cast and, accordingly, will have no effect on the result of the vote, although they will be counted for quorum purposes.

PROXY STATEMENT

A stockholder of record may revoke a proxy at any time before it has been exercised by filing a written revocation with the Secretary of the Company at the address of the Company set forth above, by filing a duly executed proxy bearing a later date, or by appearing in person and voting by ballot at the Annual Meeting. Any stockholder of record as of the Record Date attending the Annual Meeting may vote in person whether or not a proxy has been previously given, but the presence (without further action) of a stockholder at the Annual Meeting will not constitute revocation of a previously given proxy. “Street name” stockholders who wish to vote in person will need to obtain a duly executed proxy form from the institution that holds their shares prior to the Annual Meeting.

Appendix B to this Proxy Statement contains the Company’s 2013 Annual Report, including the Company’s financial statements for the fiscal year ended December 31, 2013 and certain other information required by the rules and regulations of the Securities and Exchange Commission (the “SEC”). However, the Company’s 2013 Annual Report is not part of the proxy solicitation material. See “Other Matters — Incorporation by Reference” herein.

BROKER NON-VOTES

Stockholders of the Company who have received this Proxy Statement from their broker or other fiduciary should have received instructions for directing how that broker or fiduciary should vote the stockholder’s shares. It will be the broker’s or fiduciary’s responsibility to vote the stockholder’s shares for the stockholder in the manner directed. The stockholder must complete, execute and return the voting instruction form in the envelope provided by the broker.

Under the rules of the New York Stock Exchange (the “NYSE”), brokers generally may vote on routine matters, such as the ratification of an independent public accounting firm, but may not vote on non-routine matters unless they have received voting instructions from the person for whom they are holding shares. If there is a non-routine matter presented to stockholders at a meeting and the stockholder’s broker or fiduciary does not receive instructions from the stockholder on how to vote on that matter, the broker or fiduciary will return the Proxy Card to the Company, indicating that he or she does not have the authority to vote on that matter. This is generally referred to as a “broker non-vote” and may affect the outcome of the voting on those matters, as discussed below.

The proposal described in this Proxy Statement for the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2014 is considered a routine matter under the NYSE rules. Each of the other proposals is considered a non-routine matter under NYSE rules and could result in broker non-votes. Broker non-votes will not be counted as votes cast and, accordingly, will have no effect on the result of the vote. However, broker non-votes will be counted for quorum purposes. We therefore encourage stockholders to provide directions to their broker as to how the stockholder wants their shares voted on all matters to be brought before the Annual Meeting. The stockholder should do this by carefully following the instructions the broker gives the stockholder concerning its procedures. This ensures that the stockholder’s shares will be voted at the meeting.

PROXY STATEMENT

PROPOSAL 1

ELECTION OF DIRECTORS

Pursuant to the Company’s Charter, the maximum number of members allowed to serve on the Company’s Board of Directors is twelve. The Board of Directors of the Company currently consists of six seats. Each of the directors is serving for a term of one year and until his successor is duly elected and qualifies. Pursuant to the Company’s Second Amended and Restated Bylaws (the “Bylaws”), vacancies on the Board of Directors may be filled by a majority vote of the directors, and directors elected to fill vacancies shall hold office until the next Annual Meeting of Stockholders and until his or her successor is duly elected and qualifies.

The Board of Directors has nominated Matthew S. Dominski, Bruce W. Duncan, H. Patrick Hackett, Jr., John Rau, L. Peter Sharpe and W. Ed Tyler to serve as directors (the “Nominees”). All of the Nominees are currently serving as directors of the Company. Each of the Nominees has consented to be named as a nominee in this Proxy Statement. The Board of Directors anticipates that each of the Nominees will serve as a director if elected. However, if any person nominated by the Board of Directors is unable to accept election, the proxies will vote for the election of such other person or persons as the Board of Directors may recommend.

The Board of Directors recommends a vote FOR each of the Nominees.

INFORMATION REGARDING THE NOMINEES

The following biographical descriptions set forth certain information with respect to the six Nominees for election as directors and certain executive officers, based on information furnished to the Company by such persons. The following information is as of March 21, 2014, unless otherwise specified.

Matthew S. Dominski	Director since 2010

Mr. Dominski, 59, has been a director of the Company since March 2010. He also presently serves as a director of CBL & Associates Properties, Inc., a shopping mall real estate investment trust in the United States. From 1993 through 2000, Mr. Dominski served as Chief Executive Officer of Urban Shopping Centers (“Urban”), formerly one of the largest regional mall property companies in the country and also a publicly traded real estate investment trust. Following the purchase of Urban by Rodamco North America in 2000, Mr. Dominski served as Urban’s President until 2002. In 2003, Mr. Dominski formed Polaris Capital, LLC, a Chicago, Illinois based real estate investment firm of which he was joint owner through 2013. From 1998 until 2004, Mr. Dominski served as a member of the Board of Trustees of the International Council of Shopping Centers. Mr. Dominski’s extensive experience leading other public and private real estate companies, both as a senior executive and a director, is a valuable asset to the Board of Directors.

Bruce W. Duncan	Director since 2009

Mr. Duncan, 62, has been President, Chief Executive Officer and a director of the Company since January 2009. Since September 2013, Mr. Duncan has also served as a director of the T. Rowe Price Funds. In addition, Mr. Duncan presently serves as the chairman of the Board of Directors of Starwood Hotels & Resorts Worldwide, Inc. (NYSE: HOT) (“Starwood”), a leading worldwide hotel and leisure company, a position he has held since May 2005. From April 2007 to September 2007, Mr. Duncan served as Chief Executive Officer of Starwood on an interim basis. Mr. Duncan has served as a director of Starwood since 1999 and as a trustee of the REIT subsidiary of Starwood from 1995 to 2006. He also was a senior advisor to Kohlberg Kravis & Roberts & Co. from July 2008 until January 2009. From May 2005 to December 2005, Mr. Duncan was Chief Executive Officer and Trustee of Equity Residential (NYSE: EQR) (“EQR”), a publicly traded apartment company. From January 2003 to May 2005, he was President, Chief Executive Officer and Trustee, and from April 2002 to December 2002, President and Trustee of EQR. From December 1995 until March 2000, Mr. Duncan served as Chairman, President and Chief Executive Officer of Cadillac Fairview Corporation, a real estate operating company. From January 1992 to October 1994, Mr. Duncan was President and Co-Chief Executive Officer of

PROXY STATEMENT

JMB Institutional Realty Corporation providing advice and management for investments in real estate by tax-exempt investors and from 1978 to 1992, he worked for JMB Realty Corporation where he served in various capacities, culminating as Executive Vice President and a member of the Board of Directors. Mr. Duncan’s extensive experience leading other publicly traded real estate companies, both as a senior executive and a director, is critical to his ability to lead the Company as its Chief Executive Officer, and is a valuable asset to the Board of Directors. Moreover, as the Company’s Chief Executive Officer, Mr. Duncan brings to our Board of Directors his in-depth knowledge of our business, strategy, operations, competition and financial position. Mr. Duncan’s membership on the Board of Directors is critical to ensuring appropriate coordination and communication between the Company’s executive officers and the Board of Directors.

H. Patrick Hackett, Jr.	Director since 2009

Mr. Hackett, 62, has been a director of the Company since December 2009. Mr. Hackett is the Chief Executive Officer of HHS Co., a real estate company located in the Chicago area. Previously, he served as the President and Chief Executive Officer of RREEF Capital, Inc. and as Principal of The RREEF Funds, an international commercial real estate investment management firm. Mr. Hackett taught real estate finance at the Kellogg Graduate School of Management for 15 years when he also served on the real estate advisory boards of Kellogg and the Massachusetts Institute of Technology. He also currently serves on the board of Wintrust Financial Corporation (NASDAQ: WTFC) and is a director of North Shore Community Bank. Mr. Hackett provides the Board of Directors with valuable real estate finance expertise, and the Board of Directors further benefits from Mr. Hackett’s experience on other boards in the financial services sector. In addition, Mr. Hackett’s financial expertise is valuable to the Company’s Audit Committee, which he has chaired since June 2010 and within which he is an “audit committee financial expert.”

John Rau	Director since 1994

Mr. Rau, 65, has been a director of the Company since June 1994. Since December 2002, Mr. Rau has served as President and Chief Executive Officer and as a director of Miami Corporation, a private asset management firm. From January 1997 to March 2000, he was a director, President and Chief Executive Officer of Chicago Title Corporation (NYSE: CTZ), and its subsidiaries, Chicago Title and Trust Co., Chicago Title Insurance Co., Ticor Title Insurance Co. and Security Union Title Insurance Co. Mr. Rau was a director of BorgWarner, Inc. from 1997 to 2006, a director of William Wrigley Jr. Company from March 2005 until the company was sold to Mars, Inc. in September 2008 and a director of Nicor, Inc. from 1997 until it was sold to AGL Resources Inc. in December 2011, and continues as a director of AGL Resources Inc. Mr. Rau is a director of BMO Financial Corp. and BMO/Harris Bank, and served as a director of LaSalle Bank, N.A. until its 2007 sale to Bank of America. From July 1993 until November 1996, Mr. Rau was Dean of the Indiana University School of Business. From 1991 to 1993, Mr. Rau served as Chairman of the Illinois Economic Development Board and as special advisor to Illinois Governor Jim Edgar. From 1990 to 1993, he was Chairman of the Banking Research Center Board of Advisors and a Visiting Scholar at Northwestern University’s J.L. Kellogg Graduate School of Management. During that time, he also served as Special Consultant to McKinsey & Company, a worldwide strategic consulting firm. From 1989 to 1991, Mr. Rau served as President and Chief Executive Officer of LaSalle National Bank. From 1979 to 1989, he was associated with The Exchange National Bank, serving as President from 1983 to 1989, at which time The Exchange National Bank merged with LaSalle National Bank. Prior to 1979, he was associated with First National Bank of Chicago. Mr. Rau’s extensive experience in the banking and title insurance industries provides the Board of Directors with valuable insight into the matters of corporate and real estate finance, as well as financial services management and risk management. Moreover, Mr. Rau’s financial expertise is valuable to the Company’s Audit Committee, on which he currently serves.

L. Peter Sharpe	Director since 2010

Mr. Sharpe, 67, has been a director of the Company since November 2010. He served as President and Chief Executive Officer of Cadillac Fairview Corporation from March 2000 through December 31, 2010. Prior to

PROXY STATEMENT

March 2000, Mr. Sharpe held various positions at Cadillac Fairview Corporation, including serving as its Executive Vice President of Operations from 1990 to 2000. Mr. Sharpe currently serves as a director of Postmedia Network Canada Corp., Morguard Corporation and Allied Properties Real Estate Investment Trust. From 2009 through 2010, Mr. Sharpe served as Chairman of the Board of Directors of the International Council of Shopping Centers, the global trade association of the shopping center industry, and also served as a director of Multiplan Empreendimentos Imobiliários S.A. (Bovespa: MULT3), one of the leading developers, owners and operators of shopping centers in Brazil. Previously, Mr. Sharpe served as a director on the boards of Legacy REIT, from 1997 to 2001, and Fairmont Hotels & Resorts, from 2001 to 2006. Mr. Sharpe’s experience managing large real estate development companies, and serving on the boards of real estate investment trusts, has provided him with real estate knowledge and corporate organizational skills that benefit our Board of Directors tremendously. In addition to his executive experience, inclusive of managing a substantial real estate entity for an institutional ownership constituency, Mr. Sharpe has a substantial background in real estate investment leasing and operations activities. Moreover, Mr. Sharpe’s financial expertise, and his experience serving on the Audit Committees of other publicly traded real estate companies, is valuable to the Company’s Audit Committee, on which he currently serves, and the Compensation Committee, of which he currently serves as Chairman.

W. Ed Tyler	Director since 2000

Mr. Tyler, 61, has been a director of the Company since March 2000, served as Lead Director from October 2008 to January 2009 and has served as non-executive Chairman of the Board of Directors since January 2009. Mr. Tyler also served as the Company’s interim Chief Executive Officer from October 2008 to January 2009. Mr. Tyler is a director of Nanophase Technologies Corporation (NASDAQ: NANX). Mr. Tyler was appointed CEO of Ideapoint Ventures in 2002. Ideapoint Ventures is an early stage venture fund that focuses on nanotechnologies. Prior to joining Ideapoint Ventures, Mr. Tyler served as Chief Executive Officer and a director of Moore Corporation Limited, a provider of data capture, information design, marketing services, digital communications and print solutions, from 1998 to 2000. Prior to joining Moore Corporation, Mr. Tyler served in various capacities at R.R. Donnelley & Sons Company, most recently as Executive Vice President and Chief Technology Officer, from 1997 to 1998, and as Executive Vice President and Sector President of Donnelley’s Networked Services Sector, from 1995 to 1997. Mr. Tyler’s extensive experience as a senior executive and director of other companies, both private and publicly traded, is extremely valuable to the Board of Directors. Moreover, this experience, coupled with Mr. Tyler’s prior service as interim Chief Executive Officer of the Company affords Mr. Tyler a unique perspective, and helps him facilitate communications between the Company’s senior executives and the Board of Directors in his role as Chairman of the Board.

INFORMATION REGARDING EXECUTIVE OFFICERS AND OTHER SENIOR MANAGEMENT

Scott A. Musil

Mr. Musil, 46, has been Chief Financial Officer of the Company since March 2011. He served as acting Chief Financial Officer of the Company from December 2008 to March 2011. Mr. Musil has also served as Senior Vice President of the Company since March 2001, Treasurer of the Company since May 2002 and Assistant Secretary of the Company since July 2012. Mr. Musil previously served as Controller of the Company from December 1995 to March 2012, Assistant Secretary of the Company from May 1996 to March 2012, Vice President of the Company from May 1998 to March 2001, Chief Accounting Officer from March 2006 to May 2013 and Secretary from March 2012 to July 2012. Prior to joining the Company, he served in various capacities with Arthur Andersen & Company, culminating as an audit manager specializing in the real estate and finance industries. Mr. Musil is a non-practicing certified public accountant. His professional affiliations include the American Institute of Certified Public Accountants and National Association of Real Estate Investment Trusts (“NAREIT”).

Johannson L. Yap

Mr. Yap, 51, has been the Chief Investment Officer of the Company since February 1997 and Executive Vice President — West Region since March 2009. From April 1994 to February 1997, he served as Senior Vice

PROXY STATEMENT

President — Acquisitions of the Company. Prior to joining the Company, Mr. Yap joined The Shidler Group in 1988 as an acquisitions associate, and became Vice President in 1991, with responsibility for acquisitions, property management, leasing, project financing, sales and construction management functions. Between 1988 and 1994, he participated in the acquisition, underwriting and due diligence of several hundred million dollars of commercial properties. His professional affiliations include Urban Land Institute, NAREIT and the Council of Logistics Management, and he serves as a member of the Board of Advisors for the James Graaskamp Center for Real Estate at the University of Wisconsin.

David Harker

Mr. Harker, 55, has been Executive Vice President — Central Region of the Company since March 2009. From April 2005 to March 2009 he served as Executive Director — Investments of the Company. From 2002 to April 2005, he served as a Senior Regional Director of the Company and from 1998 to 2002 he served as a Regional Director of the Company, with responsibility for the Company’s portfolio in Nashville, St. Louis, Louisville and Memphis. Prior to joining the Company, Mr. Harker was a Vice President of the Trammell Crow Company from 1992 to 1998. His professional affiliations include the Society of Industrial and Office Realtors.

Peter O. Schultz

Mr. Schultz, 51, has been Executive Vice President — East Region of the Company since March 2009. From January 2009 to March 2009 he served as Senior Vice President — Portfolio Management of the Company. From November 2007 to December 2008, he served as a Managing Director of the Company, with responsibility for the Company’s East Region. From September 2004 to November 2007, he served as a Vice President — Leasing of the Company, with responsibility for the Company’s leasing team and asset management plan implementation in the East Region. From January 2001 to September 2004, he served as a Senior Regional Director of the Company, with responsibility for the Company’s portfolio in Eastern Pennsylvania and Southern New Jersey. From March 1998 to December 2000, he served as a Regional Director of the Company, with responsibility for the Company’s portfolio in Eastern Pennsylvania. Prior to joining the Company, Mr. Schultz served as President and Managing Partner of PBS Properties, Inc. from November 1990 to March 1998, prior to which time he was Director of Marketing and Sales for the Pickering Group and Morgantown Properties. His professional affiliations include the National Association of Industrial and Office Properties.

THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

The Board of Directors.    The Board of Directors currently consists of six seats. A majority of the members of the Board of Directors are independent as affirmatively determined by the Board of Directors. In determining the independence of its members, the Board of Directors applied the independence standards and tests set forth in Sections 303A.02(a) and (b) of the Listed Company Manual of the NYSE.

Applying such standards, the Board of Directors has affirmatively determined that each of Messrs. Dominski, Hackett, Rau, Sharpe and Tyler are independent directors.

The Board of Directors held seven meetings and acted three times by unanimous consent during 2013. Each of the directors serving in 2013 attended at least 75% of the total number of meetings of the Board of Directors and of the respective committees of the Board of Directors of which he was a member. Although the Company does not have a formal policy regarding director attendance at Annual Meetings of Stockholders, all of the directors then serving attended the 2013 Annual Meeting of Stockholders. During 2013, Mr. Tyler, in his capacity as Chairman of the Board, presided at meetings of non-management directors.

The Board of Directors has adopted Corporate Governance Guidelines to reflect the principles by which it operates. These guidelines, as well as the charters of the Audit Committee, Compensation Committee and Nominating/Corporate Governance Committee of the Board of Directors, are accessible at the investor relations pages of the Company’s website at www.firstindustrial.com and are available in print free of charge to any stockholder or other interested party who requests them. The Company has adopted a Code of Business Conduct

PROXY STATEMENT

and Ethics, which includes the principles by which the Company expects its employees, officers and directors to conduct Company business and which is accessible at the investor relations pages of the Company’s website at www.firstindustrial.com and is available in print free of charge to any stockholder or other interested party who requests it. The Company intends to post on its website amendments to, or waivers from, any provision of the Company’s Code of Business Conduct and Ethics. The Company also posts or otherwise makes available on its website from time to time other information that may be of interest to investors and other interested parties. However, none of the information provided on the Company’s website is part of the proxy solicitation material. See “Other Matters — Incorporation by Reference” herein.

The Board of Directors has appointed an Audit Committee, a Compensation Committee, an Investment Committee and a Nominating/Corporate Governance Committee.

Audit Committee.    The Audit Committee is directly responsible for the appointment, discharge, compensation, and oversight of the work of any independent registered public accounting firm employed by the Company for the purpose of preparing or issuing an audit report or related work. In connection with such responsibilities, the Audit Committee approves the engagement of independent public accountants, reviews with the independent public accountants the audit plan, the audit scope, and the results of the annual audit engagement, pre-approves audit and non-audit services and fees of the independent public accountants, reviews the independence of the independent public accountants and reviews the adequacy of the Company’s internal control over financial reporting.

In 2013, the Audit Committee consisted of Messrs. Hackett, Sharpe and Rau. Each of Messrs. Hackett, Sharpe and Rau is, in the judgment of the Company’s Board of Directors, independent as required by the listing standards of the NYSE and the rules of the SEC. Also, in the judgment of the Company’s Board of Directors, each member is financially literate as required by the listing standards of the NYSE. Further, in the judgment of the Company’s Board of Directors, Mr. Hackett is an “audit committee financial expert,” as such term is defined in the SEC rules, and has “accounting or related financial management expertise,” as defined in the listing standards of the NYSE. See Mr. Hackett’s biography on page 4 above. Mr. Hackett is also the current Chairman of the Audit Committee. The Audit Committee met five times in 2013.

Compensation Committee.    The Compensation Committee has overall responsibility for approving and evaluating the compensation plans, policies and programs relating to the executive officers of the Company. The Compensation Committee administers, and has authority to grant awards under, the First Industrial Realty Trust, Inc. 1994 Stock Incentive Plan (the “1994 Stock Plan”), the First Industrial Realty Trust, Inc. 1997 Stock Incentive Plan (the “1997 Stock Plan”), the First Industrial Realty Trust, Inc. Deferred Income Plan, the First Industrial Realty Trust, Inc. 2001 Stock Incentive Plan (the “2001 Stock Plan”), the First Industrial Realty Trust, Inc. 2009 Stock Incentive Plan (the “2009 Stock Plan”) and the First Industrial Realty Trust, Inc. 2011 Stock Incentive Plan (the “2011 Stock Plan”) and will administer, and have authority to grant awards under, the 2014 Stock Incentive Plan if the 2014 Stock Incentive Plan is approved at the Annual Meeting. The Compensation Committee consists of Messrs. Tyler and Sharpe, both of whom are, in the judgment of the Company’s Board of Directors, independent as required by the listing standards of the NYSE. Mr. Sharpe currently serves as the Chairman of the Compensation Committee. The Compensation Committee met six times in 2013.

Investment Committee.    The Investment Committee provides oversight and discipline to the investment process. Investment opportunities are described in written reports based on detailed research and analyses in a standardized format applying appropriate underwriting criteria. The Investment Committee meets with the Company’s acquisition personnel, reviews each submission thoroughly and approves acquisitions and dispositions of land of greater than $5 million and all other acquisitions, dispositions and development projects of greater than $20 million. The Investment Committee makes a formal recommendation to the Board of Directors for all acquisitions, dispositions and development projects in excess of $50 million. The membership of the Investment Committee currently consists of Messrs. Hackett, Dominski and Duncan. The Investment Committee met seven times in 2013.

PROXY STATEMENT

Nominating/Corporate Governance Committee.    The Nominating/Corporate Governance Committee recommends individuals for election as directors at the Annual Meeting of Stockholders of the Company and in connection with any vacancy that may develop on the Board of Directors. In turn, the Board of Directors as a whole either approves by a majority vote all of the nominations so recommended by the Nominating/Corporate Governance Committee or rejects all of the nominations in whole, but not in part. In the event that the Board of Directors rejects the recommended nominations, the Nominating/Corporate Governance Committee would develop a new recommendation. In addition, the Nominating/Corporate Governance Committee develops and oversees the Company’s corporate governance policies. The membership of the Nominating/Corporate Governance Committee currently consists of Messrs. Dominski, Hackett and Rau, each of whom, in the judgment of the Board of Directors, is independent as required by the listing standards of the NYSE. Mr. Rau is the current Chairman of the Nominating/Corporate Governance Committee. The Nominating/Corporate Governance Committee met two times during 2013 and met in March 2014 to determine its nominations for this Proxy Statement.

The Nominating/Corporate Governance Committee will consider nominees recommended by stockholders of the Company. In order for a stockholder to nominate a candidate for election as a director at an Annual Meeting, proper notice must be given in accordance with our Bylaws and applicable SEC regulations to the Secretary of the Company. Pursuant to our Bylaws and applicable SEC regulations, such notice of a director nominee must be provided to the Secretary of the Company not more than 150 days and not less than 120 days prior to the first anniversary of the date the Company’s proxy statement for the prior year’s Annual Meeting of Stockholders was released to stockholders. The fact that the Company may not insist upon compliance with these requirements should not be construed as a waiver by the Company of its right to do so at any time in the future.

In general, it is the Nominating/Corporate Governance Committee’s policy that, in its judgment, its recommended nominees for election as members of the Board of Directors of the Company must, at a minimum, have business experience of a breadth, and at a level of complexity, sufficient to understand all aspects of the Company’s business and, through either experience or education, have acquired such knowledge as is sufficient to qualify as financially literate. In addition, recommended nominees must be persons of integrity and be committed to devoting the time and attention necessary to fulfill their duties to the Company. While the Nominating/Corporate Governance Committee has not adopted a formal diversity policy, diversity is one of the factors that the Nominating/Corporate Governance Committee considers in identifying director nominees. As part of the nomination process, the Nominating/Corporate Governance Committee evaluates how a particular individual would affect the diversity of the Company’s Board of Directors in terms of how that person may contribute to the Board of Directors’ overall balance of perspectives, backgrounds, knowledge, experience, skill sets and expertise in matters pertaining to the Company’s business.

The Nominating/Corporate Governance Committee may identify nominees for election as members of the Board of Directors through its own sources (including through nominations by stockholders made in accordance with our Bylaws), through sources of other directors of the Company, and through the use of third-party search firms. The Company has previously engaged a third party search firm to identify potential nominees and may do so again in the future. Subject to the foregoing minimum standards, the Nominating/Corporate Governance Committee will evaluate each nominee on a case-by-case basis, assessing each nominee’s judgment, experience, independence, understanding of the Company’s business or that of other related industries, and such other factors as the Nominating/Corporate Governance Committee concludes are pertinent in light of the current needs of the Company’s Board of Directors.

Communications by Stockholders and Other Interested Parties.    Stockholders of the Company and other interested parties may send communications to the Board of Directors as a whole, its individual members, its committees or its non-management members as a group. Communications to the Board of Directors as a whole should be addressed to “The Board of Directors”; communications to any individual member of the Board of Directors should be addressed to such individual member; communications to any committee of the Board of Directors should be addressed to the Chairman of such committee; and communications to non-management members of the Board of Directors as a group should be addressed to the Chairman of the Nominating/Corporate

PROXY STATEMENT

Governance Committee. In each case, communications should be further addressed “c/o First Industrial Realty Trust, Inc., 311 South Wacker Drive, Suite 3900, Chicago, Illinois 60606.” All communications will be forwarded to their respective addressees and, if a stockholder marks his or her communication “Confidential”, will be forwarded directly to the addressee.

Board Leadership Structure and Role in Risk Management.    Mr. Tyler is chairman of the Board of Directors. Mr. Tyler served as the Company’s interim Chief Executive Officer from October 22, 2008 until January 9, 2009. Prior to and since the completion of his service as interim Chief Executive Officer, Mr. Tyler has not served as an officer of the Company and, as discussed above, Mr. Tyler is an independent director as affirmatively determined by the Board of Directors. We believe that having board leadership independent of management helps ensure critical and independent thinking with respect to the Company’s strategy and performance. Mr. Duncan, the Company’s President and Chief Executive Officer, is also a member of the Board of Directors. The presence of Mr. Duncan on the Board of Directors helps to ensure that management’s insight is directly available to the directors in their deliberations.

The Board of Directors oversees the business of the Company and our stockholders’ interests in the long-term financial strength and overall success of the Company’s business. In this respect, the Board of Directors is responsible for overseeing the Company’s risk management. The Board of Directors delegates many of these functions to the Board’s committees. Each committee of the Board of Directors is responsible for reviewing the risk exposure of the Company related to the committees’ areas of responsibility and providing input to the Board of Directors on such risks. The Board of Directors and its committees regularly review material strategic, operational, financial, compensation and compliance risks with management.

For example, under its charter, the Audit Committee is required to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information that will be provided to the stockholders, the systems of internal controls that management and the Board of Directors have established and the audit process. The Audit Committee is responsible for facilitating communication between the Company’s independent auditors and the Board of Directors and management, and for reviewing with the independent auditors the adequacy of the Company’s internal controls. The Audit Committee also reviews with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

Similarly, the Compensation Committee strives to adopt compensation incentives that encourage appropriate risk-taking behavior that is consistent with the Company’s long-term business strategy. We do not believe that our compensation policies and practices are reasonably likely to have a material adverse effect on the Company. The Compensation Committee has focused on aligning our compensation policies with our stockholders’ long-term interests and avoiding short-term rewards for management or awards that encourage excessive or unnecessary risk taking. For example, a substantial amount of compensation provided to the Company’s executive officers is in the form of equity awards for which the ultimate value of the award is tied to the Company’s stock price and which are subject to long-term vesting schedules. In addition, annual cash and equity bonuses provided to management under the 2013 Executive Officer Bonus Plan were contingent, among other factors, upon the Company’s satisfaction of prescribed levels of “funds from operations,” same store net operating income growth and fixed charge coverage ratio. Because these awards are directly tied to increased financial performance and stock price, in line with our stockholders’ interests, we believe that none of these types of awards contribute to excessive or unnecessary risk taking.

DIRECTOR COMPENSATION

As the only director of the Company who is also an employee, Mr. Duncan (our Chief Executive Officer) receives no additional compensation for his service as a director.

Compensation of non-employee directors is reviewed annually by the Compensation Committee of the Board of Directors, which makes any recommendations of compensation changes to the entire Board of

PROXY STATEMENT

Directors. Non-employee directors are not entitled to retirement benefits, incentive compensation or perquisites for their service, although they are reimbursed for their out-of-pocket expenses for meeting attendance.

Compensation for non-employee directors of the Company in 2013 consisted of an annual cash director’s fee of $120,000. No fees are paid for attendance at in-person or telephonic meetings of the Board of Directors and its committees. Additional annual fees were paid for service as Chairman of the Board of Directors, Chairman of the Audit Committee, Chairman of the Compensation Committee and Chairman of the Nominating/Corporate Governance Committee in amounts of $50,000, $20,000, $10,000 and $10,000, respectively.

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total Compensation ($)
Matthew S. Dominski	120,000	0	120,000
H. Patrick Hackett, Jr.	140,000	0	140,000
Kevin W. Lynch(2)	54,167	0	54,167
John Rau	130,000	0	130,000
L. Peter Sharpe	128,333	0	128,333
W. Ed Tyler	170,000	0	170,000

(1)

As of December 31, 2013, Mr. Rau held 4,177 shares of unvested restricted Common Stock and Mr. Tyler held 6,028 shares of unvested restricted Common Stock, and no other non-employee directors held any outstanding stock awards or stock options.

(2)	Mr. Lynch’s service as a director concluded effective February 22, 2013.

PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

2013 ACCOMPLISHMENTS

2013 was another successful year for the Company, marked by continued execution of our strategy by driving value from leasing, strengthening our balance sheet and refining our portfolio through new investments and active portfolio management. Decisions by the Board of Directors on executive compensation are reflective of the Company’s strong performance during the year, including:

•	Delivering total return to stockholders of 26.5%, ranking 14th out of 130 REITs in the MSCI US REIT Index for all of 2013 (Source: REITZone Publications);

•	Re-initiating our Common Stock dividend;

•	Increasing portfolio occupancy to 92.9% at year-end 2013, up 300 basis points from year-end 2012;

•

Completing three new developments totaling approximately 1.5 million square feet with an estimated total investment of $107.3 million, namely the 300,300 square-foot First Chino Logistics Center in the Inland Empire in Southern California for which the lease commenced in the second quarter of 2013, the 489,000 square-foot First Bandini Logistics Center in the Los Angeles market and the 708,000 square-foot First Logistics Center @ I-83 in York, Pennsylvania;

•

Starting three new developments totaling 849,155 square-feet, including the 555,670 square-foot First 36 Logistics Center @ Moreno Valley in Southern California’s Inland Empire, the 250,000 square-foot expansion for Rust-Oleum Corporation in the Chicago submarket of Southeast Wisconsin and the 43,485 square-foot First Figueroa Logistics Center in Los Angeles;

•	Acquiring two bulk distribution properties in the Chicago market totaling 1.1 million square feet and three development sites for a total of $72.8 million;

•	Completing the sale of 67 properties totaling approximately 3.0 million square feet and six land parcels for a total of $144.6 million as part of the Company’s portfolio management process; and

•	Further strengthening our balance sheet through a combination of strong operating results and capital actions including debt buybacks, preferred stock redemptions and equity issuances.

OBJECTIVES AND DESIGN OF COMPENSATION PROGRAM

The Company maintains the philosophy that compensation of its executive officers and other employees should serve the best interests of the Company’s stockholders. Accordingly, the Company believes that its executive compensation program should not only serve to attract and retain talented and capable individuals, but should also provide them with proper incentives linked to performance criteria that are designed to maximize the Company’s overall performance. To this end, the Company’s compensation program consists of a mix of compensation that is intended to compensate executive officers for their contributions during the year, and to reward them for achievements that lead to increased Company performance and increases in stockholder value.

THE EXECUTIVE COMPENSATION PROCESS AND THE ROLE OF EXECUTIVE OFFICERS IN COMPENSATION DECISIONS

The Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) has overall responsibility for approving and evaluating the compensation plans, policies and programs relating to the executive officers of the Company. The Compensation Committee typically formulates senior executive compensation beginning in the month of December preceding and in the first quarter of the applicable fiscal year, by setting that year’s salary and, if applicable, maximum cash and equity bonuses for the Chief Executive Officer, the Chief Financial Officer and other senior executive officers (“Senior Management”). Also, typically in the first quarter of the applicable fiscal year, the Compensation Committee adopts, and the full Board of

PROXY STATEMENT

Directors ratifies, the performance criteria to be used in determining the incentive compensation of Senior Management (other than those covered by separate plans or agreements) for that year. Then, after the end of the applicable fiscal year, the Compensation Committee meets to determine incentive compensation to be paid to Senior Management with respect to that year, pursuant to the performance criteria or, as applicable, pursuant to separate plans or agreements. Per such determination, the Company pays cash bonuses, typically in February or March, and issues restricted Common Stock, typically in March.

Historically, the Company’s Chief Executive Officer and Chief Financial Officer have participated in meetings with the Compensation Committee at various times throughout the year. During the first quarter of the applicable fiscal year, they typically meet with the Compensation Committee to present and discuss recommendations with respect to the applicable fiscal year’s salaries and maximum cash and equity bonuses for Senior Management, other than themselves, not covered by separate plans or agreements. Also, in the first quarter of each year, they typically meet with the Compensation Committee to present and discuss recommendations with respect to incentive compensation for the year just ended. In addition, they traditionally meet with the Compensation Committee regarding employment agreements that the Company has entered into (if any), and assist the Compensation Committee in providing compensation information to outside consultants engaged to evaluate the Company’s compensation programs. However, neither our Chief Executive Officer nor our Chief Financial Officer participate in any decisions with respect to their own compensation.

Periodically, though not every year, the Company and the Compensation Committee engage the services of outside consultants to evaluate the Company’s executive compensation program. In 2008 and 2012, and again in 2013, the Compensation Committee retained FPL Associates, L.P. (“FPL”), a nationally-recognized compensation consulting firm specializing in the real estate industry, to review the appropriateness of the compensation of Senior Management. Consistent with SEC rules, the Company has assessed whether the work of FPL raises any conflict of interest and has determined that the retention of FPL to advise the Compensation Committee concerning executive compensation matters does not create a conflict of interest. Neither the Compensation Committee nor the Company has any other professional relationship with FPL.

In 2012 and 2013, the Compensation Committee retained FPL to revisit the appropriateness of the compensation of Senior Management. The Compensation Committee directed FPL to, among other things: (1) assist the Compensation Committee in applying our compensation philosophy for Senior Management, including the determination of the portion of total compensation awarded in the form of base salary, annual incentives and equity-based compensation, as well as selecting the appropriate performance metrics and levels of performance; (2) analyze current compensation conditions among the Company’s peers, and assess the competitiveness and appropriateness of compensation levels for Senior Management; (3) recommend to the Compensation Committee any modifications or additions to the Company’s existing compensation programs that it deems advisable; (4) make specific recommendations to the Compensation Committee for base salary, annual incentives and equity-based awards for Senior Management; and (5) assist with the establishment of the 2013 Long-Term Incentive Program (as described in greater detail below under “2013 Long-Term Incentive Program”).

As part of its review, FPL surveyed the compensation programs of 30 real estate companies. This peer group, which was referenced primarily to gauge the general appropriateness of the Company’s overall executive compensation structure, included the following companies, 15 of which have a total capitalization smaller than the Company’s and 15 of which have a total capitalization larger than the Company’s:

Acadia Realty Trust	American Assets Trust, Inc.	Ashford Hospitality Trust, Inc.
Colonial Properties Trust	CubeSmart	DCT Industrial Trust Inc.
DiamondRock Hospitality Company	Dupont Fabros Technology, Inc.	EastGroup Properties, Inc.
EPR Properties	Equity One, Inc.	Extra Space Storage Inc.
Felcor Lodging Trust Incorporated	Glimcher Realty Trust	Hersha Hospitality Trust
LaSalle Hotel Properties	Lexington Realty Trust	Medical Properties Trust, Inc.
Omega Healthcare Investors, Inc.	Pennsylvania Real Estate Investment Trust	Post Properties, Inc.
PS Business Parks, Inc.	RLJ Lodging Trust	Saul Centers, Inc.
Sovran Self Storage, Inc.	Strategic Hotels & Resorts, Inc.	Sun Communities, Inc.
Sunstone Hotel Investors, Inc.	W. P. Carey Inc.	Washington Real Estate Investment Trust

PROXY STATEMENT

The Compensation Committee used the data provided in connection with FPL’s survey not as a benchmark per se, but rather as a reference point to gauge generally the appropriateness of the Company’s executive compensation programs.

EXECUTIVE COMPENSATION COMPONENTS

The components of the Company’s executive compensation program are base salary, cash and equity incentive bonuses and benefits and perquisites. Each component of the Company’s executive compensation program is intended to serve to attract and retain talented, capable individuals to the Company’s executive ranks.

Base salary and benefits and perquisites are intended to compensate Senior Management for services rendered during the year. Increases to base salary are typically a function of individual performance and general economic conditions. Benefits and perquisites currently include premiums paid by the Company on term life insurance and long-term disability insurance; standard health, life and disability insurance; car allowances; 401(k) matching contributions; and, in the case of Mr. Yap, a personal financial planning allowance. Historically, base salary and benefits and perquisites have made up approximately one-third of an executive’s compensation in a typical year, while incentive bonuses have comprised the remaining two-thirds. Although this mix may vary from year to year, the Compensation Committee strives to ensure that our executives’ compensation is largely performance-based.

Incentive bonuses, by contrast, are linked to, and are a function of, the achievement of performance criteria that are designed with the intention of incentivizing Senior Management to maximize the Company’s overall performance. Incentive bonuses are awarded as either cash or equity. The Compensation Committee does not have a specific policy regarding the mix of cash and non-cash compensation awarded to Senior Management. For members of Senior Management with employment agreements, the mix of cash and equity compensation each is entitled to receive is set forth in his respective employment agreement. Although the exact percentages vary among individuals, equity makes up approximately 40% of the potential incentive compensation for executive officers as a group. For Mr. Duncan, annual bonuses will typically be payable in a combination of cash and shares of restricted Common Stock, and it is expected that the portion paid in Common Stock will be proportionate to the equity incentive compensation received by the Company’s executive officers generally.

The Compensation Committee believes that restricted Common Stock awards and restricted stock unit awards play an important role in aligning management’s interests with those of the Company’s stockholders in that restricted Common Stock and restricted stock units (other than the vesting and transfer restrictions applicable to them) are economically identical to stockholders’ Common Stock. For this reason, restricted Common Stock and restricted stock unit awards have been a significant part of executive compensation, although the Compensation Committee may use other forms of equity compensation, such as stock options, in the future. The Company currently has no guaranteed commitments to grant any equity-based awards.

ADVISORY VOTE ON EXECUTIVE COMPENSATION

At our 2013 Annual Meeting of Stockholders, we conducted an advisory vote on executive compensation. While the results of this vote were non-binding, we believe that presenting this matter to our stockholders is an important means of obtaining investor feedback on our compensation policies. At the 2013 Annual Meeting, more than 97% of the votes cast in the vote on executive compensation (Proposal 4) were in favor of our named executive officer compensation as disclosed in the proxy statement for that meeting and, as a result, our named executive officer compensation was approved by our stockholders on an advisory basis. In light of this support, the Board of Directors and Compensation Committee elected not to make any changes to our executive compensation policies at this time.

We have determined that our stockholders should vote on a say-on-pay proposal each year, consistent with the preference expressed by our stockholders at our 2011 Annual Meeting of Stockholders. To the extent that the advisory vote indicates a lack of support for the compensation of our named executive officers as disclosed in this Proxy Statement, we plan to consider our stockholders’ concerns and expect that the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

PROXY STATEMENT

SETTING EXECUTIVE COMPENSATION

Base Salary

The Company provides Senior Management with base salary to compensate them for services rendered during the fiscal year. The base salaries of Senior Management are a function of either the minimum base salaries specified in their employment agreements or the base salary negotiated at the time of an executive’s initial employment, and any subsequent increases to such base salaries approved by the Compensation Committee. In determining increases to such base salaries for any year, the Compensation Committee considers individual performance of Senior Management in the most recently completed year, including organizational and management development and sales leadership exhibited from year-to-year. The Compensation Committee also considers, but does not specifically benchmark compensation to, peer information provided by compensation consultants. The Compensation Committee also considers general economic conditions prevailing at the end of such year, when the increases for the following year are typically determined. The Company does not guarantee annual base salary increases to anyone. In December 2012, the Company entered into an employment agreement with Mr. Duncan that provides, among other things, for a minimum annual base salary of $850,000. For 2013, the base salaries paid to Senior Management increased from 2012 as reflected in the Summary Compensation Table of this Proxy Statement. Mr. Duncan voluntarily agreed to reduce his base salary to $832,000 effective as of February 15, 2013.

Annual Incentive Bonuses

The Company provides its senior executives with annual incentive compensation, which currently includes cash and equity awards, in the form of restricted Common Stock, to incentivize and reward them for Company and individual performance. The Company does not guarantee annual bonuses to anyone.

Performance Measures

For 2013, 2012 and 2011 Messrs. Duncan, Musil, Yap, Harker and Schultz participated in an incentive compensation plan (each, an “Executive Officer Bonus Plan”) which was recommended by the Compensation Committee and adopted by the Board of Directors.

Under the 2011 and 2012 Executive Officer Bonus Plans, compensation determinations of the Compensation Committee were based on the Company’s achievement above a minimum level of funds from operations (“FFO”) per share, as adjusted in the Compensation Committee’s discretion to, among other things, exclude the effects of impairment charges and certain other extraordinary items and, with respect to Messrs. Musil, Yap, Harker and Schultz, the Chief Executive Officer’s evaluation and individual recommendations to the Compensation Committee. These metrics reflected the Compensation Committee’s determination in connection with these periods that FFO represented the best single measure to appropriately capture the Company’s performance.

Informed by the survey conducted in 2012 by our outside compensation consultant, FPL, as part of its evaluation of the Company’s executive compensation program, the Compensation Committee has since determined that additional criteria should also be considered in analyzing the Company’s performance. Therefore, as described more fully below, compensation determinations under the 2013 Executive Officer Bonus Plan were based not only on FFO per share, but also on these additional criteria in an effort to better measure the overall financial performance of the Company.

2013 Executive Officer Bonus Plan

For 2013, Messrs. Duncan, Musil, Yap, Harker and Schultz participated in an incentive compensation plan (the “2013 Executive Officer Bonus Plan”) which was recommended by the Compensation Committee and adopted by the Board of Directors on February 27, 2013.

PROXY STATEMENT

Under the 2013 Executive Officer Bonus Plan, a “bonus pool” is established based on the achievement by the Company of certain identified thresholds of four performance categories. These categories are (i) FFO per share (as described below), as FFO may be adjusted by the Compensation Committee in its discretion to exclude the effects of certain extraordinary items, (ii) same store NOI (“SS NOI”) growth (as described below), (iii) fixed charge coverage ratio and (iv) discretionary financial and non-financial objectives determined by the Company’s Chief Executive Officer. The Compensation Committee assigned weighting factors to each of the performance categories, such that performance in certain categories had a more pronounced impact on the bonus pool under the 2013 Executive Officer Bonus Plan than did performance in other categories. The weighting factors were as follows:

Category	Weighting Factor
FFO(1) per share	65%
SS NOI(2) growth	10%
Fixed charge coverage ratio(3)	10%
Discretionary objectives	15%

(1)

The National Association of Real Estate Investment Trusts (“NAREIT”) created FFO as a supplemental measure of REIT operating performance that excludes historical cost depreciation, among other items, from net income (loss) determined in accordance with GAAP. FFO is a non-GAAP financial measure. FFO is calculated by us in accordance with the definition adopted by the Board of Governors of NAREIT and therefore may not be comparable to other similarly titled measures of other companies. The Compensation Committee believes that the use of FFO available to common stockholders and participating securities, combined with net income (loss) (which remains the primary measure of performance), improves the understanding of operating results of REITs among the investing public and makes comparisons of REIT operating results more meaningful. The Compensation Committee believes that, by excluding gains or losses related to sales of previously depreciated real estate assets, real estate asset depreciation and amortization and impairment charges (reversals) recorded on depreciable real estate, investors and analysts are able to identify the operating results of the long-term assets that form the core of a REIT’s activity and use these operating results for assistance in comparing these operating results between periods or to those of different companies. Please see the reconciliation of FFO to net income available to common stockholders contained in our Annual Report on Form 10-K filed on February 28, 2014.

(2)

SS NOI is a non-GAAP financial measure that provides a measure of rental operations, and does not factor in depreciation and amortization, general and administrative expense, interest expense, impairment charges, interest income, equity in income from joint ventures, income tax expense, gains and losses on retirement of debt, sale of real estate and mark-to-market of interest rate protection agreements. The Company defines SS NOI as revenues minus property expenses such as real estate taxes, repairs and maintenance, property management, utilities, insurance and other expenses, minus the net operating income of properties that are not same store properties and minus the impact of straight-line rent, the amortization of lease inducements, the amortization of above/below market rent and lease termination fees. As so defined, SS NOI may not be comparable to same store net operating income or similar measures reported by other REITs that define same store properties or net operating income differently. The major factors influencing SS NOI are occupancy levels, rental rate increases or decreases and tenant recoveries increases or decreases. The Compensation Committee believes that, because our success depends largely upon our ability to lease space and to recover the operating costs associated with those leases from our tenants, SS NOI is an important measure of the Company’s performance. Please see the reconciliation of same store revenues and property expenses to SS NOI contained in our Annual Report on Form 10-K filed on February 28, 2014.

(3)

The Company is a party to an Amended and Restated Unsecured Revolving Credit Agreement dated as of July 19, 2013, which requires that the Company maintain a specified fixed charge coverage ratio. The Company defines fixed charge coverage ratio in accordance with this agreement, a copy of which was filed with our Current Report on Form 8-K filed on July 22, 2013. The Compensation Committee believes that

PROXY STATEMENT

fixed charge coverage ratio is an important measure of the Company’s performance because it is critical to the Company’s progress toward achieving an investment grade rating on its unsecured debt.

The Compensation Committee established performance targets relating to each performance category for the 2013 Executive Officer Bonus Plan. The Company’s 2013 performance in the identified performance categories resulted in the following funding of the bonus pool associated with that performance category:

Category	Performance Target		Actual Result		Bonus Pool Funding %
FFO per share	$1.13	(1)	$1.15	(1)	88%
SS NOI growth	2%		2.4	%(2)	81%
Fixed charge coverage ratio	1.90	x	2.08	x	125%

(1)	Amount excludes an accrual for cash bonuses and a number of other items, most notably the loss from the retirement of debt and the loss from the redemption of preferred stock.

(2)

The Compensation Committee calculated SS NOI growth using a cumulative quarterly average as opposed to the methodology traditionally utilized in our financial reporting, which measures the year-over-year growth of our properties.

Mr. Duncan determined that the funding percentage for the bonus pool with respect to the discretionary objectives chosen by him should be 90% based on the Company’s strong performance in 2013, marked by continued execution of our strategy by driving value from leasing, strengthening of our balance sheet and refinement of our portfolio through new investments and active portfolio management (as described in greater detail above under “2013 ACCOMPLISHMENTS”).

The aggregate amount of the bonus pool under the 2013 Executive Officer Bonus Plan was $6,149,000. After determining this amount, the Compensation Committee and our Chief Executive Officer allocated individual awards as described below.

The target maximum bonuses for 2013 for Messrs. Duncan, Musil, Yap, Harker and Schultz for purposes of the 2013 Executive Officer Bonus Plan were as follows:

Executive Officer	Target Maximum Cash Bonus (% of Base Salary)	Target Maximum Equity Bonus (% of Base Salary)
Bruce W. Duncan	225%	200%
Scott A. Musil	150%	100%
Johannson Yap	200%	140%
David Harker	150%	100%
Peter Schultz	150%	100%

The Company’s 2013 performance in the identified performance categories generally qualified eligible employees to receive aggregate cash and equity bonuses equal to 91% of their respective target maximum cash and equity bonuses, although the Compensation Committee determined to reduce the aggregate amount of the bonus pool to approximately 90% of the target maximum cash and equity bonuses. The actual percentage of cash and equity bonuses (the “Individual Cash Percentage” and the “Individual Equity Percentage”) awarded to members of Senior Management varied.

PROXY STATEMENT

The actual individual bonuses paid to Senior Management (other than our Chief Executive Officer) from the bonus pool were determined by the Compensation Committee based upon our Chief Executive Officer’s assessment of the Company’s overall performance and the respective officer’s achievement of the following individual performance objectives that were approved by the Board of Directors and communicated to the officer:

Executive Officer	Individual Performance Objectives
Scott A. Musil	Progress with respect to leverage ratios, execution of a new unsecured line of credit and improved credit ratings on unsecured debt
Johannson Yap	Progress with respect to acquisitions, developments and divestitures and overall performance of the West Region of the Company
David Harker	Progress with respect to the leasing of vacant acquisitions and overall performance of the Central Region of the Company
Peter Schultz	Progress with respect to completing and leasing developments and overall performance of the East Region of the Company

The actual individual bonus paid to our Chief Executive Officer from the bonus pool was determined by the Compensation Committee based upon its assessment of the Company’s overall performance and the Company’s achievement of the corporate performance goals under the 2013 Executive Officer Bonus Plan.

The cash bonus payments and equity grants made in the first quarter of 2014 to each of our named executive officers in settlement of awards under the 2013 Executive Officer Bonus Plan, together with the applicable Individual Cash Percentage and Individual Equity Percentage, are reflected in the following table:

Executive Officer	Individual Cash Percentage (%)	Cash Bonus Paid ($)	Individual Equity Percentage (%)	Contingent Shares of Restricted Stock
Bruce W. Duncan	78	1,500,000	84	79,788
Scott A. Musil	101	400,000	119	17,637
Johannson Yap	87	659,000	96	28,557
David Harker	111	400,000	133	17,919
Peter Schultz	96	360,000	104	14,559

The restricted Common Stock grants reflected in the foregoing table are contingent upon stockholder approval of the 2014 Stock Incentive Plan, as requested in Proposal 2 to this Proxy Statement, and will vest ratably over three years in the event such approval is received. The number of contingent shares approved by the Compensation Committee was determined based on the $17.86 closing price of the Common Stock on February 12, 2014, which was the date the Compensation Committee approved awards under the 2013 Executive Officer Bonus Plan. The grant date fair value of each award for purposes of FASB ASC Topic 718 will not be determinable until the awards become effective upon stockholder approval of the 2014 Stock Incentive Plan.

2013 Long-Term Incentive Program

On June 25, 2013, upon recommendation from the Compensation Committee, the Board of Directors adopted the 2013 Long-Term Incentive Program (the “2013 LTIP”) under the 2011 Stock Plan, effective as of July 1, 2013. The purpose of the 2013 LTIP is to provide incentives for the achievement of longer-term sustained value creation metrics and retention by focusing on longer-term fundamentals. The 2013 LTIP is predicated on the achievement of performance metrics, which ensures that the Company is able to base awards on measurable performance factors and business results.

On June 25, 2013, the Board of Directors also authorized two equal grants under the 2013 LTIP to be made to certain employees of the Company, including Messrs. Duncan, Musil, Yap, Harker and Schultz, effective as of July 1, 2013 (the “2013 LTIP Awards”). Grantees of 2013 LTIP Awards were issued a specified number of performance units (“Performance Units”), each of which represents the right to receive, upon vesting, one share

PROXY STATEMENT

of Common Stock plus dividend equivalents representing any dividends that accrued with respect to such share after the issuance of the Performance Units and prior to the date of vesting. All vested Performance Units and dividend equivalents will be settled in shares of Common Stock. Only those dividend equivalents that have accrued prior to the vesting date with respect to the shares underlying the Performance Units that actually vest will be paid to grantee upon vesting.

The 2013 LTIP Awards will vest based upon the relative total stockholder return of our Common Stock as compared to the MSCI U.S. REIT Index, with respect to 75% of the total Performance Units, and the NAREIT Industrial Index, with respect to the remaining 25% of the Performance Units, over the pre-established performance measurement period, as follows:

MSCI U.S. REIT Index Performance Units

	Total Company Stockholder Return for Performance Period Relative to Total Return for Performance Period of MSCI US REIT Index (RMS G)	Percentage of Performance Units Vested
Threshold	MSCI US REIT Index minus 2%	25%
Target	MSCI US REIT Index plus 1%	40%
Stretch	MSCI US REIT Index plus 4%	85%
Maximum	MSCI US REIT Index plus 7%	100%

NAREIT Industrial Index Performance Units

	Total Company Stockholder Return for Performance Period Relative to Total Return for Performance Period of NAREIT Industrial Index (FNINDTR)	Percentage of Performance Units Vested
Threshold	NAREIT Industrial Index minus 2%	25%
Target	NAREIT Industrial Index plus 1%	40%
Stretch	NAREIT Industrial Index plus 4%	85%
Maximum	NAREIT Industrial Index plus 7%	100%

The performance period for all of the 2013 LTIP Awards begins on July 1, 2013, and the performance period for one-half of the 2013 LTIP Awards ends on June 30, 2014 and the performance period for other half of the 2013 LTIP Awards ends on December 31, 2015. Upon the consummation of a change of control of the Company, each grantee would become vested in a number of Performance Units based on the level of achievement of the applicable performance targets through the date of the change of control. In the event of a termination of a grantee’s employment due to death or disability, the grantee would become vested in a pro rata number of Performance Units based on the level of achievement of the applicable performance targets through the date of death or disability. In the event of termination of a grantee’s employment due to voluntary retirement, the grantee would become vested in a pro rata number of Performance Units based on the level of achievement of the applicable performance targets through the end of the original performance period.

The 2013 LTIP Awards awarded to each of our named executive officers in 2013 were as follows:

Executive Officer	2013 LTIP Awards
Bruce W. Duncan	81,700
Scott A. Musil	81,700
Johannson Yap	81,700
David Harker	65,360
Peter Schultz	81,700

PROXY STATEMENT

2009 Long-Term Incentive Awards

On July 13, 2009, the Compensation Committee approved certain long-term incentive awards (the “2009 Performance RSUs”) to certain employees of the Company, including certain members of Senior Management other than Mr. Duncan, to align the interests of Messrs. Musil, Yap, Harker and Schultz with those of our stockholders. The grants were intended to be consistent with grants made to Mr. Duncan, thus focusing Senior Management on common Company goals. Grantees of the 2009 Performance RSUs were issued a specified number of restricted stock units, each of which represents the right to receive, upon vesting, one share of Common Stock plus any dividend equivalents that have accrued prior to the date of vesting.

The 2009 Performance RSUs and associated dividend equivalents have a performance-based vesting component and a service-based vesting component, and each 2009 Performance RSU vests upon the later to occur of the satisfaction of the relevant performance-based and service-based vesting component. The performance-based component is satisfied with respect to installments of 25% of the 2009 Performance RSUs in the event that the Company maintains, for a period of 15 consecutive trading days prior to June 30, 2014, stock price targets of $9.00, $13.00, $17.00 and $21.00, respectively. The service-based component, which is subject to a grantee’s continued employment over a period of four years, was satisfied with respect to 25% of the 2009 Performance RSU’s on each of June 30, 2010, 2011, 2012 and 2013. Upon the consummation of a change of control of the Company, all 2009 Performance RSUs vest in full. In the event of a termination of a grantee’s employment due to his death or disability, each unvested 2009 Performance RSU vests to the extent that:

•	the service-based component relating to that 2009 Performance RSU would have been satisfied had the grantee remained employed for an additional 24 months; and

•	the performance-based component relating to that 2009 Performance RSU is satisfied at any time through the earlier of the 24-month anniversary of the grantee’s termination and June 30, 2014.

All vested 2009 Performance RSUs will be distributed in shares of Common Stock. At the Company’s option, the Company may pay dividend equivalents in cash or Common Stock. The 2009 Performance RSU awards awarded to our named executive officers other than Mr. Duncan in 2009 were as follows:

Executive Officer	2009 Performance RSUs
Scott A. Musil	28,000
Johannson Yap	40,000
David Harker	28,000
Peter Schultz	28,000

The performance-based component was satisfied with respect to 25% of the 2009 Performance RSUs on each of (i) January 24, 2011 when the Company had maintained for a period of 15 consecutive trading days a stock price target of $9.00, (ii) October 17, 2012 when the Company had maintained for a period of 15 consecutive trading days a stock price target of $13.00 and (iii) May 13, 2013 when the Company had maintained for a period of 15 consecutive trading days a stock price target of $17.00. Additionally, on each of June 30, 2010, 2011, 2012 and 2013, the service-based component was satisfied with respect to 25% of the 2009 Performance RSUs.

PROXY STATEMENT

2012 Retention Bonus Plan

On July 17, 2012, the Compensation Committee approved additional service-based incentive awards to certain employees of the Company, including members of Senior Management other than Mr. Duncan, to promote retention of employees that were important to the ongoing repositioning of the Company. Under the 2012 Retention Bonus Plan, grantees who remained employed with the Company through and including June 30, 2013 were eligible for a specified cash bonus (the “2012 Retention Cash Bonus”). The 2012 Retention Cash Bonuses were paid on July 5, 2013. The 2012 Retention Cash Bonuses for our named executive officers, other than Mr. Duncan, were as follows:

Executive Officer	2012 Retention Cash Bonus
Scott A. Musil	$135,555
Johannson Yap	$193,650
David Harker	$135,555
Peter Schultz	$135,555

Benefits and Perquisites

The Company provides Senior Management with certain benefits and perquisites, which, depending on the officer, have included premiums paid by the Company on term life insurance and long-term disability insurance, car allowances, personal financial planning allowances, and, when applicable, moving and housing allowances. Senior Management, along with all of the Company’s other full time employees, are also eligible to receive 401(k) matching contributions and standard health, life and disability insurance. Any car allowances are a function of the market rates to lease and operate an executive class vehicle prevailing when the allowance was set. 401(k) matching payments are a function of each member of Senior Management’s contribution to his 401(k) account during the year and the percentage match which the Compensation Committee determines to apply to the Company’s 401(k) Plan for that year. Standard health, life and disability insurance benefits are a function of the group benefit packages the Company is able to negotiate with third party providers.

Termination and Change-in-Control Triggers

Mr. Duncan has an employment agreement, and all Senior Management have agreements in respect of their restricted Common Stock awards or restricted stock unit awards granted pursuant to the Company’s Stock Plans, and such agreements specify events, including involuntary termination and change-in-control, that trigger the payment of cash and vesting in restricted Common Stock or restricted stock unit awards. The Company believes having such events as triggers for the payment of cash and/or vesting in restricted Common Stock or restricted stock unit awards promotes stability and continuity of management. See “Potential Payments Upon Termination or Change of Control” below for more information on the payments triggered by such events.

Stock Ownership Guidelines and Other Policies

The stock ownership guidelines for the Company’s directors and senior executive officers are as follows:

Position	Retainer/ Base Salary Multiple
Directors	3x
Chief Executive Officer	5x
Chief Financial Officer, Chief Investment Officer and Executive Vice Presidents	4x

The stock ownership goal for each person subject to the ownership guidelines is determined on an individual basis, using their current retainers or base salaries and using the greater of (i) the market price on the date of purchase or grant of such Common Stock (or equity valued by reference to Common Stock) or (ii) the market

PROXY STATEMENT

price of such Common Stock (or equity valued by reference to Common Stock) as of the date compliance with the stock ownership guidelines is measured. For directors and senior executive officers who were in office as of January 1, 2008, the stock ownership goal must have been achieved by January 1, 2013. All such directors and senior executive officers achieved their respective stock ownership goals as of January 1, 2013. For persons assuming a director or senior executive officer level position after January 1, 2008, the stock ownership goal is determined using their retainers and base salaries in effect on the date they become subject to the ownership guidelines and must be achieved within five years after that date. In addition, our insider trading policy prohibits our employees from engaging in hedging transactions with respect to our shares. A copy of the Stock Ownership Guidelines can be found on the Investor Relations/Corporate Governance section of the Company’s website at www.firstindustrial.com.

The Company also prohibits its directors and executive officers from entering into hedging or monetization transactions with respect to the Company’s securities and from holding the Company’s securities in margin accounts or otherwise pledging such securities as collateral for loans.

Stock Retention Requirements

Until the directors and senior executive officers reach their respective stock ownership goal, they will be required to retain shares that are owned on the date they became subject to the Stock Ownership Guidelines and at least seventy-five percent (75%) of “net shares” delivered through the Company’s executive compensation plans. “Net shares” deducts from the number of shares obtained by exercising stock options or through the vesting of awards the number of shares the director or senior executive officer sells to pay exercise costs or taxes. If the director or senior executive officer transfers an award to a family member, the transferee becomes subject to the same retention requirements. Until the director and senior executive officer stock ownership goals have been met, shares may be disposed of only for one or more of the exclusion purposes as set forth in the Company’s Stock Ownership Guidelines.

Tax Implications

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally limits the deductible amount of annual compensation paid by a public company to a “covered employee” (the chief executive officer and three other most highly compensated executive officers of the company other than the chief financial officer) to no more than $1 million. The Company does not believe that Section 162(m) of the Code is applicable to its current arrangements with its executive officers.

PROXY STATEMENT

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors of the Company has reviewed, and discussed with management, the Compensation Discussion and Analysis included above in this Proxy Statement. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors of the Company that the Compensation Discussion and Analysis be included in this Proxy Statement and, through incorporation by reference from this Proxy Statement, the Company’s Annual Report on Form 10-K for the Company’s fiscal year ended December 31, 2013.

Submitted by the Compensation Committee:

L. Peter Sharpe, Chairman

W. Ed Tyler

PROXY STATEMENT

SUMMARY COMPENSATION TABLE

The Summary Compensation Table below sets forth the aggregate compensation for Bruce W. Duncan, the Company’s President and Chief Executive Officer; Scott A. Musil, the Company’s Chief Financial Officer; and certain of the Company’s other highly compensated executive officers as required by SEC rules. The 2013 Grants of Plan-Based Awards table following the Summary Compensation Table provides additional information regarding incentive compensation granted by the Company to these officers in 2013.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)		Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Bruce W. Duncan President and CEO	2013 2012 2011	834,250 802,083 796,667	— — —	1,622,916 3,644,999 767,412	(5)	1,500,000 1,200,000 1,292,000	25,254 24,141 21,254	3,982,420 5,671,223 2,877,333
Scott A. Musil Chief Financial Officer	2013 2012 2011	265,000 255,000 249,083	135,555 122,745 48,195	884,926 208,998 180,004	(6)	400,000 380,000 313,000	18,457 18,209 15,836	1,703,938 984,952 806,118
Johannson L. Yap Chief Investment Officer and Executive Vice President – West Region	2013 2012 2011	379,000 365,000 363,500	193,650 175,350 68,850	1,074,932 414,003 350,232	(7)	659,000 620,000 589,000	37,271 34,120 34,106	2,343,853 1,608,473 1,405,688
David Harker Executive Vice President – Central Region	2013 2012 2011	240,000 230,400 229,450	135,555 122,745 48,195	771,944 216,002 157,906	(8)	400,000 380,000 324,000	26,457 24,873 22,119	1,573,956 974,020 781,670
Peter Schultz Executive Vice President – East Region	2013 2012 2011	250,000 240,000 239,000	135,555 122,745 48,195	874,922 212,494 164,450	(9)	360,000 360,000 319,000	26,557 26,609 23,775	1,647,034 961,848 794,420

(1)

Amounts for 2013 reflect awards paid in July 2013 under the 2012 Retention Bonus Plan. The material terms of awards under the 2012 Retention Bonus Plan are described in the Compensation Discussion and Analysis under “2012 Retention Bonus Plan.”

(2)

Amounts reflect the aggregate grant date fair value of each award as determined under FASB ASC Topic 718. See note 14 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013 for a discussion of the assumptions used in valuing the 2013 awards. Amounts reflected were not actually received in the year reported and do not necessarily reflect the amounts that will actually be realized under the respective awards.

(3)

Amounts for 2013 reflect cash awards paid in March 2014 under the 2013 Executive Officer Bonus Plan. The material terms of awards under the 2013 Executive Officer Bonus Plan are described in the Compensation Discussion and Analysis under “2013 Executive Officer Bonus Plan.”

(4)

For 2013, includes medical benefits of $8,396, $11,199, $10,899, $11,999 and $10,899 paid on behalf of Messrs. Duncan, Musil, Yap, Harker and Schultz, respectively; a term life insurance premium of $600 paid on behalf of each officer; short-term and long-term disability insurance premium of $1,303 paid on behalf of each officer; 401(k) matching payments of $5,355 paid on behalf of each officer; car allowances of $9,600, $14,400, $7,200 and $8,400 paid on behalf of Messrs. Duncan, Yap, Harker and Schultz, respectively; and a personal financial planning allowance of $4,714 for Mr. Yap.

(5)

Amount reflects (a) an award of 60,759 shares of service-based restricted Common Stock, granted in 2013 in connection with the 2012 Executive Officer Bonus Plan, valued at $16.59 per share under FASB ASC Topic 718 for an aggregate value of $1,007,992, (b) an award of 40,850 Performance Units with a 12-month performance period granted in 2013 under the 2013 LTIP, valued at $7.39 per unit under FASB ASC Topic 718 for an aggregate value of $301,988 and (c) an award of 40,850 Performance Units with a 30-month performance period granted in 2013 under the 2013 LTIP, valued at $7.66 per unit under FASB ASC Topic 718 for an aggregate value of $312,936.

PROXY STATEMENT

(6)

Amount reflects (a) an award of 16,275 shares of service-based restricted Common Stock, granted in 2013 in connection with the 2012 Executive Officer Bonus Plan, valued at $16.59 per share under FASB ASC Topic 718 for an aggregate value of $270,002, (b) an award of 40,850 Performance Units with a 12-month performance period granted in 2013 under the 2013 LTIP, valued at $7.39 per unit under FASB ASC Topic 718 for an aggregate value of $301,988 and (c) an award of 40,850 Performance Units with a 30-month performance period granted in 2013 under the 2013 LTIP, valued at $7.66 per unit under FASB ASC Topic 718 for an aggregate value of $312,936.

(7)

Amount reflects (a) an award of 27,728 shares of service-based restricted Common Stock, granted in 2013 in connection with the 2012 Executive Officer Bonus Plan, valued at $16.59 per share under FASB ASC Topic 718 for an aggregate value of $460,008, (b) an award of 40,850 Performance Units with a 12-month performance period granted in 2013 under the 2013 LTIP, valued at $7.39 per unit under FASB ASC Topic 718 for an aggregate value of $301,988 and (c) an award of 40,850 Performance Units with a 30-month performance period granted in 2013 under the 2013 LTIP, valued at $7.66 per unit under FASB ASC Topic 718 for an aggregate value of $312,936.

(8)

Amount reflects (a) an award of 16,878 shares of service-based restricted Common Stock, granted in 2013 in connection with the 2012 Executive Officer Bonus Plan, valued at $16.59 per share under FASB ASC Topic 718 for an aggregate value of $280,006, (b) an award of 32,680 Performance Units with a 12-month performance period granted in 2013 under the 2013 LTIP, valued at $7.39 per unit under FASB ASC Topic 718 for an aggregate value of $241,590 and (c) an award of 32,680 Performance Units with a 30-month performance period granted in 2013 under the 2013 LTIP, valued at $7.66 per unit under FASB ASC Topic 718 for an aggregate value of $250,348.

(9)

Amount reflects (a) an award of 15,672 shares of service-based restricted Common Stock, granted in 2013 in connection with the 2012 Executive Officer Bonus Plan, valued at $16.59 per share under FASB ASC Topic 718 for an aggregate value of $259,998, (b) an award of 40,850 Performance Units with a 12-month performance period granted in 2013 under the 2013 LTIP, valued at $7.39 per unit under FASB ASC Topic 718 for an aggregate value of $301,988 and (c) an award of 40,850 Performance Units with a 30-month performance period granted in 2013 under the 2013 LTIP, valued at $7.66 per unit under FASB ASC Topic 718 for an aggregate value of $312,936.

PROXY STATEMENT

2013 GRANTS OF PLAN-BASED AWARDS

	Grant Date(1) (b)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (i)		Grant Date Fair Value of Stock and Option Awards ($)(4) (l)
Name (a)		Threshold ($) (c)	Target(2) ($) (d)	Maximum(3) ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Bruce W. Duncan	2/15/2013	—	1,275,000	1,912,500	—	—	—	—		—
	2/15/2013	—	—	—	—	—	—	60,759	(5)	1,007,992
	7/1/2013	—	—	—	20,425	32,680	81,700	—		614,924	(6)
Scott A. Musil	2/15/2013	—	—	397,500	—	—	—	—		—
	2/15/2013	—	—	—	—	—	—	16,275	(5)	270,002
	7/1/2013	—	—	—	20,425	32,680	81,700	—		614,924	(6)
Johannson L. Yap	2/15/2013	—	—	758,000	—	—	—	—		—
	2/15/2013	—	—	—	—	—	—	27,728	(5)	460,008
	7/1/2013	—	—	—	20,425	32,680	81,700	—		614,924	(6)
David Harker	2/15/2013	—	—	360,000	—	—	—	—		—
	2/15/2013	—	—	—	—	—	—	16,878	(5)	280,006
	7/1/2013	—	—	—	16,340	26,144	65,360	—		491,938	(6)
Peter Schultz	2/15/2013	—	—	375,000	—	—	—	—		—
	2/15/2013	—	—	—	—	—	—	15,672	(5)	259,998
	7/1/2013	—	—	—	20,425	32,680	81,700	—		614,924	(6)

(1)	Reflects the date such awards were made effective by the Compensation Committee or the Board of Directors, as applicable.

(2)

For Mr. Duncan, amount reflects the target annual cash incentive bonus to which he is entitled pursuant to the terms of his employment agreement. No threshold or target amounts were established with respect to awards for 2013 under the 2013 Executive Officer Bonus Plan for the other officers.

(3)

Amounts reflect the target maximum cash incentive bonus that could become payable to the recipient for 2013 under the 2013 Executive Officer Bonus Plan. The material terms of awards under the 2013 Executive Officer Bonus Plan are described in the Compensation Discussion and Analysis under “2013 Executive Officer Bonus Plan.”

(4)	Amounts reflect the aggregate grant date fair value of each stock award as determined under FASB ASC Topic 718.

(5)

Amount reflects the number of shares each recipient could receive from the vesting of service-based restricted Common Stock awards granted in 2013 under the Company’s 2011 Stock Incentive Plan in settlement of awards under the 2012 Executive Officer Bonus Plan. Such restricted Common Stock awards vest ratably over a period of three years from the date of grant.

(6)

Amount reflects the grant date fair value, computed in accordance with FASB ASC Topic 718, of Performance Units granted in 2013 under the 2013 LTIP. The material terms of these awards are described in the Compensation Discussion and Analysis under “2013 Long-Term Incentive Plan.” The amount reflected was not actually received in 2013 and does not necessarily reflect the amount that will actually be realized under the 2013 LTIP. The amount actually earned under the 2013 LTIP, if any, would not be earned until the end of the applicable performance period.

PROXY STATEMENT

Employment Agreement with Mr. Duncan

On December 17, 2012, Mr. Duncan entered into an employment agreement with the Company and its operating partnership, First Industrial L.P., which reflects the terms and conditions of Mr. Duncan’s employment. The agreement has an initial term expiring on December 31, 2014, unless otherwise terminated, with up to three one-year extensions that will automatically be effective provided that neither Mr. Duncan nor the Company provides notice to the other at least six months prior to the expiration of the initial term or any subsequent renewal term of their respective intent not to renew.

Mr. Duncan’s employment agreement provides for a minimum annual base salary of $850,000. Under the agreement, Mr. Duncan is also eligible for annual cash performance bonuses under the Company’s incentive bonus plan, based on the satisfaction of performance goals established by the Compensation Committee in accordance with the terms of such plan, with a target annual bonus of 150% of Mr. Duncan’s base salary, and a target maximum annual bonus of 225% of his base salary. Mr. Duncan is also entitled to participate in all long-term cash and equity incentive plans generally available to the senior executives of the Company with a target annual award of 150% of Mr. Duncan’s base salary, and a target maximum annual award of 200% of his base salary. Equity awards granted to Mr. Duncan in connection with any long-term cash and equity incentive plan will vest in accordance with the vesting terms set forth in the restricted stock agreement he entered into on December 17, 2012 in connection with his employment agreement.

Mr. Duncan’s employment agreement also provides for payments and benefits to Mr. Duncan by the Company in some circumstances in the event of a termination of employment or of a change of control (which payments and benefits are described below under “POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL.”)

Employment Agreement with Mr. Yap

The Company and Mr. Yap were previously parties to an employment agreement that was originally entered into as of March 31, 2002 and amended as of December 29, 2008. This agreement expired on December 3, 2013 following a set, five-year term. The agreement reflected the terms and conditions of Mr. Yap’s employment with the Company, and provided for payments and benefits to Mr. Yap in some circumstances in the event of a termination of employment or of a change of control. The agreement also contained confidentiality and non-compete restrictive covenants that applied to Mr. Yap during employment and following certain terminations of employment.

PROXY STATEMENT

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2013

	Option Awards				Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Un-exercisable (c)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1) (j)
Bruce W. Duncan	—	—	—	—	268,144	(2)	4,679,113	—		—
	—	—	—	—	—		—	81,700	(3)	1,425,665
Scott A Musil	—	—	—	—	33,432	(4)	583,388	—		—
	—	—	—	—	—		—	7,000	(5)	122,150
					—		—	81,700	(3)	1,425,665
Johannson L. Yap	—	—	—	—	61,527	(6)	1,073,646	—		—
	—	—	—	—	—		—	10,000	(5)	174,500
					—		—	81,700	(3)	1,425,665
David Harker	—	—	—	—	33,767	(7)	589,234	—		—
	—	—	—	—	—		—	7,000	(5)	122,150
					—		—	65,360	(3)	1,140,532
Peter Schultz	—	—	—	—	32,560	(8)	568,172	—		—
	—	—	—	—	—		—	7,000	(5)	122,150
					—		—	81,700	(3)	1,425,665

(1)

The dollar amounts shown in columns (h) and (j) are approximately equal to the product of the number of shares or units reported in columns (g) and (i), respectively, multiplied by the closing price of Common Stock as reported by the NYSE on December 31, 2013, the last trading day of the year ($17.45). This valuation does not take into account any diminution in value that results from the restrictions applicable under the respective awards.

(2)

Amount reflects 268,144 shares of unvested restricted Common Stock, 68,790 shares of which vested in January 2014, 45,767 shares of which vest in January 2015 and 20,253 shares of which vest in January 2016. Also included in this amount are shares awarded to Mr. Duncan when he entered into a Restricted Stock Award Agreement on December 17, 2012 under which he was granted 200,000 shares of restricted stock, 66,666 of which vested in December 2013, 66,667 of which will vest in December 2014 and 66,667 of which will vest in December 2015. All shares reflected in this footnote were fully transferable by Mr. Duncan as of their grant date pursuant to and subject to the terms of the applicable award agreements, and all such shares have been so transferred to a brokerage account.

(3)

Amount reflects Performance Units granted in 2013 under the 2013 LTIP. The vesting and other material terms of these awards are described in the Compensation Discussion and Analysis under “2013 Long-Term Incentive Plan.” The number of Performance Units reflected is based on maximum achievement of performance goals, as the Company achieved maximum performance in 2013 with respect to the performance measures under the 2013 LTIP.

(4)	Of the shares of unvested restricted Common Stock reported here, 16,703 vested in January 2014, 11,304 vest in January 2015 and 5,425 vest in January 2016.

PROXY STATEMENT

(5)

Amount reflects unvested 2009 Performance RSUs which have a performance-based vesting component and a service-based vesting component, with each 2009 Performance RSU vesting upon the later to occur of the satisfaction of the relevant performance-based and service-based vesting component. The performance-based component was satisfied with respect to 25% of the 2009 Performance RSUs on May 13, 2013 when the Company had maintained for a period of 15 consecutive trading days a stock price target of $17.00. For the remaining 2009 Performance RSUs, the performance-based component will be satisfied with respect to installments of 25% of the total amount of 2009 Performance RSUs in the event that the Company maintains, for a period of 15 consecutive trading days prior to June 30, 2014, a stock price target of $21.00. The service-based component is subject to a grantee’s continued employment over a period of four years, and was satisfied with respect to 25% of the total amount of the Performance RSU’s on each of June 30, 2010, 2011, 2012 and 2013.

(6)	Of the shares of unvested restricted Common Stock reported here, 31,397 vested in January 2014, 20,888 vest in January 2015 and 9,242 vest in January 2016.

(7)	Of the shares of unvested restricted Common Stock reported here, 16,439 vested in January 2014, 11,702 vest in January 2015 and 5,626 vest in January 2016.

(8)	Of the shares of unvested restricted Common Stock reported here, 16,134 vested in January 2014, 11,202 vest in January 2015 and 5,224 vest in January 2016.

2013 OPTION EXERCISES AND STOCK VESTED

In 2013, no options were exercised by the officers specified in the table below and an aggregate of 213,166 shares of restricted Common Stock and restricted stock units held by such officers vested.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)		Value Realized on Vesting ($) (e)
Bruce W. Duncan	—	—	166,666	(1)	2,733,989
Scott A. Musil	—	—	10,500	(2)	176,453
Johannson L. Yap	—	—	15,000	(3)	252,075
David Harker	—	—	10,500	(2)	176,453
Peter Schultz	—	—	10,500	(2)	176,453

(1)

The shares of Common Stock reported herein were acquired as a result of the vesting of (a) 100,000 restricted stock units on February 11, 2013, the value of which is based on the closing price of the Common Stock as reported by the NYSE for such date ($16.04) and (b) 66,666 restricted shares on December 17, 2013, the value of which is based on the closing price of the Common Stock as reported by the NYSE for such date ($16.95).

(2)

The shares of Common Stock reported herein were acquired as a result of the vesting of (a) 5,250 restricted stock units on May 13, 2013, the value of which is based on the closing price of the Common Stock reported by the NYSE for such date ($18.31), and (b) 5,250 restricted stock units on June 30, 2013, the value of which is based on the closing price of the Common Stock as reported by the NYSE for July 1, 2013 ($15.30) , the first trading day following the date of vesting of such award.

(3)

The shares of Common Stock reported herein were acquired as a result of the vesting of (a) 7,500 restricted stock units on May 13, 2013, the value of which is based on the closing price of the Common Stock reported by the NYSE for such date ($18.31), and (b) 7,500 restricted stock units on June 30, 2013, the value of which is based on the closing price of the Common Stock as reported by the NYSE for July 1, 2013 ($15.30), the first trading day following the date of vesting of such award.

PROXY STATEMENT

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

Employment Agreement with Mr. Duncan

The Company has entered into a written employment agreement with Mr. Duncan that provides for payments and benefits to Mr. Duncan by the Company in some circumstances in the event of a termination of employment or of a change of control.

In addition to the events of termination of employment identified in the following table, Mr. Duncan’s employment agreement provides for payments in the event of his death or disability. Upon death or disability, Mr. Duncan is entitled to (i) his base salary and vacation pay accrued through the date of his death or disability, (ii) his accrued bonus for the fiscal year prior to the year of his death or disability, to the extent not paid, (iii) his unreimbursed business expenses incurred through the date of his death or disability and (iv) certain health care benefits and any other benefits he may be eligible for under the Company’s plans, policies or practices.

Mr. Duncan’s employment agreement also contains important non-financial provisions that apply in the event of a termination of employment or of a change of control. Mr. Duncan has agreed to a one-year covenant not to compete after his termination, but his employment agreement does not provide for a gross-up payment in the event of any excise tax.

Stock Incentive Plans

Under the 1994, 1997, 2001, 2009 and 2011 Stock Plans (the “Stock Plans”), unvested restricted Common Stock vests in the event of a change of control. In addition, the Stock Plans empower the Compensation Committee to determine other vesting events in the individual restricted Common Stock awards, including vesting events such as involuntary termination of employment without cause and termination due to disability or death. Assuming that the triggering event occurred on December 31, 2013, Messrs. Duncan, Musil, Yap, Harker and Schultz would have vested in restricted Common Stock having the respective values set forth in the table below.

With respect to the 2009 Performance RSUs, upon the consummation of a change of control of the Company, all such awards vest in full. In the event of a termination of a grantee’s employment due to his death or disability, each unvested 2009 Performance RSU vests to the extent that:

•	the service-based component relating to that 2009 Performance RSU would have been satisfied had the grantee remained employed for an additional 24 months; and

•	the performance-based component relating to that 2009 Performance RSU is satisfied at any time through the earlier of the 24-month anniversary of the grantee’s termination and June 30, 2014.

With respect to the 2013 LTIP Awards, upon the consummation of a change of control of the Company, each grantee would become vested in a number of Performance Units based on the level of achievement of the applicable performance targets through the date of the change of control. In the event of a termination of a grantee’s employment due to death or disability, the grantee would become vested in a pro rata number of Performance Units based on the level of achievement of the applicable performance targets through the date of death or disability. In the event of termination of a grantee’s employment due to voluntary retirement, the grantee would become vested in a pro rata number of Performance Units based on the level of achievement of the applicable performance targets through the end of the original performance period.

Life Insurance

In addition to the events of termination of employment identified in the following table and above, each of Messrs. Duncan, Musil, Yap, Harker and Schultz are covered by a Company-provided life insurance policy that would entitle the respective executive’s beneficiary to a payment of $400,000 in the event of the executive’s death.

PROXY STATEMENT

Termination and Change of Control Payments

The following table includes estimated payments owed and benefits required to be provided to our named executive officers under the employment agreements and Stock Plans described above, exclusive of benefits available on a non-discriminatory basis generally, in each case assuming that the triggering event described in the table occurred on December 31, 2013.

Name	Triggering Event	Severance ($)	Accelerated Equity Awards ($)(1)	Medical Insurance Premiums ($)(2)
Bruce W. Duncan	Change of Control(3)	—	6,104,778	—
	Termination Following Change of Control	6,812,500	—	50,602
	Termination w/o Cause(4)	5,750,000	4,679,113	50,602
Scott A. Musil(5)	Change of Control(3)	—	2,131,203	—
	Termination w/o Cause	—	—	—
Johannson L. Yap	Change of Control(3)	—	2,673,811	—
	Termination w/o Cause	—	—	—
David Harker(5)	Change of Control(3)	—	1,851,916	—
	Termination w/o Cause	—	—	—
Peter Schultz(5)	Change of Control(3)	—	2,115,987	—
	Termination w/o Cause	—	—	—

(1)

For purposes of estimating the value of awards of restricted Common Stock and restricted stock units which vest the Company has considered any applicable employment agreement limitations and assumed a price per share of its Common Stock of $17.45, which was the closing price of its Common Stock on the NYSE on December 31, 2013, the last trading day of the year.

(2)	Present value of estimated premiums required to be paid by the Company or cash payments in lieu of benefits required to be provided.

(3)

Upon a change of control of the Company, the vesting of any unvested restricted Common Stock or 2009 Performance RSUs held by the officer will accelerate, and the 2013 LTIP Awards will vest based on the level of achievement of the applicable performance targets through the date of the change of control. The amounts reflected in this table for the 2013 LTIP Awards are based on the highest level of achievement of the applicable performance targets.

(4)	Includes constructive discharge under the terms of Mr. Duncan’s employment agreement.

(5)

None of Messrs. Musil, Yap, Harker or Schultz was a party to an employment agreement with the Company as of December 31, 2013. As such, the amounts disclosed in this table relate only to awards of restricted Common Stock and restricted stock units granted to Messrs. Musil, Yap, Harker and Schultz under the Company’s stock incentive plans.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee currently consists of Messrs. Tyler and Sharpe. Except for Messrs. Tyler’s, and Sharpe’s services as directors, none of Messrs. Tyler or Sharpe had any other business relationship or affiliation with the Company in 2013 requiring disclosure by the Company under Item 404 of Regulation S-K.

PROXY STATEMENT

REPORT OF THE AUDIT COMMITTEE

Pursuant to a meeting of the Audit Committee on February 13, 2014, the Audit Committee reports that it has: (i) reviewed and discussed the Company’s audited financial statements with management; (ii) discussed with the independent registered public accounting firm the matters (such as the quality of the Company’s accounting principles and internal controls) required to be discussed by Statement on Auditing Standards No. 61; and (iii) received written confirmation from PricewaterhouseCoopers LLP that it is independent and written disclosures as required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and discussed with PricewaterhouseCoopers LLP its independence. Based on the review and discussions referred to in items (i) through (iii) above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s annual report for the Company’s fiscal year ended December 31, 2013.

Submitted by the Audit Committee:

H. Patrick Hackett, Jr., Chairman

John Rau

L. Peter Sharpe

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Review, Approval or Ratification of Transactions with Related Persons.    Transactions involving the Company and its executive officers and directors that are reportable under Item 404 of Regulation S-K are required by the Company’s written policies to be reported to and approved by the Nominating/Corporate Governance Committee of the Board of Directors. The Nominating/Corporate Governance Committee addresses such transactions on a case-by-case basis, after considering the relevant facts and circumstances.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”) requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC and the NYSE. Officers, directors and “greater than ten-percent” stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms so filed.

Based solely on review of the copies of such forms furnished to the Company for 2013, all of the Company’s officers, directors and “greater than ten-percent” stockholders timely filed all reports required to be filed by Section 16(a) of the Exchange Act during 2013, except that Mr. Duncan filed a Form 4 on July 29, 2013 related to a transaction occurring on July 18, 2013 and Mr. Harker filed a Form 4 on September 12, 2013 related to a transaction occurring on July 18, 2013.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table presents information concerning the ownership of Common Stock of the Company and limited partnership units (“Units”) of First Industrial, L.P. (which generally are redeemable for Common Stock on a one-for-one basis or cash at the option of the Company) by:

•	all directors named and nominees named in this Proxy Statement (the “named directors”);

•	all executive officers identified in the Summary Compensation Table;

•	all directors and named executive officers of the Company as a group; and

•	persons and entities known to the Company to be beneficial owners of more than 5% of the Company’s Common Stock.

PROXY STATEMENT

The information is presented as of March 21, 2014, unless otherwise indicated, and is based on representations of officers and directors of the Company and filings received by the Company on Schedule 13G under the Exchange Act. Additionally, the restricted Common Stock granted contingent upon stockholder approval of the 2014 Stock Incentive Plan, as requested in Proposal 2 to this Proxy Statement, is excluded from this table. As of March 21, 2014, there were 110,136,614 shares of Common Stock and 4,465,469 Units outstanding.

	Common Stock/Units Beneficially Owned
Names and Addresses of 5% Stockholders	Number	Percent of Class
The Vanguard Group(1) 100 Vanguard Blvd. Malvern, PA 19355	13,068,796	11.87%
Cohen & Steers, Inc.(2) 280 Park Ave., 10th Floor New York, NY 10017	12,908,429	11.72%
The London Company(3) 1801 Bayberry Court, Suite 301 Richmond, Virginia 23226	9,063,616	8.23%
FMR LLC(4) 245 Summer Street, Boston, Massachusetts 02210	9,000,146	8.17%
BlackRock, Inc.(5) 40 East 52nd Street New York, NY 10022	8,056,601	7.32%
Vanguard Specialized Funds – Vanguard REIT Index Fund(6) 100 Vanguard Blvd. Malvern, PA 19355	7,062,629	6.41%

Names and Addresses of Directors and Officers*
Bruce W. Duncan(7)	1,042,679	*	*
Matthew S. Dominski	16,900	*	*
H. Patrick Hackett, Jr.	67,423	*	*
John Rau(8)	47,392	*	*
L. Peter Sharpe	50,000	*	*
W. Ed Tyler(9)	82,232	*	*
Scott A. Musil(10)	115,159	*	*
Johannson L. Yap(11)	338,969	*	*
David Harker(12)	56,747	*	*
Peter Schultz(13)	89,947	*	*
All named directors and currently-serving executive officers as a group (10 persons)(14)	1,907,448	1.73%

*	The business address for each of the directors and executive officers of the Company is 311 South Wacker Drive, Suite 3900, Chicago, Illinois 60606.

**	Less than 1%

(1)

Pursuant to a Schedule 13G/A filed February 12, 2014 of The Vanguard Group (“Vanguard Group”). Of the shares reported, Vanguard Group has the sole power to vote 294,492 shares, the shared power to vote 64,600 shares, the sole power to dispose of 12,832,004 shares and the shared power to dispose of 236,792 shares.

PROXY STATEMENT

(2)

Pursuant to a Schedule 13G/A filed February 14, 2014 of Cohen & Steers, Inc. (“C&S”). Of the shares reported, C&S has the sole power to vote 6,368,913 shares and the sole power to dispose of all 12,908,429 shares.

(3)

Pursuant to a Schedule 13G/A filed February 12, 2014 of The London Company (“London”). London has the sole power to vote and dispose of 8,432,959 shares and the shared power to dispose of 630,657 shares reported.

(4)	Pursuant to a Schedule 13G/A filed February 14, 2014 of FMR LLC (“FMR”). Of the shares reported, FMR has the sole power to vote 1,288,370 shares and the sole power to dispose of all 9,000,146 shares.

(5)	Pursuant to a Schedule 13G/A filed January 29, 2014 of Blackrock Inc. (“Blackrock”). Blackrock has the sole power to vote 7,696,541 shares and sole power to dispose of all 8,056,601 shares reported.

(6)

Pursuant to a Schedule 13G/A filed February 4, 2014 of Vanguard Specialized Funds – Vanguard REIT Index Fund (“Vanguard REIT”). Of the shares reported, Vanguard REIT has the sole power to vote all 7,062,629 shares.

(7)	Includes 199,354 shares of restricted Common Stock issued under the 2001 and 2009 Stock Plans.

(8)	Includes 656 shares of restricted Common Stock issued under the 1997 and 2001 Stock Plans and 27,475 shares of Common Stock held by a trust for his benefit.

(9)	Includes 1,128 shares of restricted Common Stock issued under the 1997 and 2001 Stock Plans.

(10)	Includes 2,106 shares held through Mr. Musil’s children and 9,507 shares held through his 401(k). Also includes 16,729 shares of restricted Common Stock issued under the 2001 and 2009 Stock Plans.

(11)	Includes 1,680 Units. Also includes 22,037 shares held through Mr. Yap’s 401(k) and 30,130 shares of restricted Common Stock issued under the 2001 and 2009 Stock Plans.

(12)	Includes 17,328 shares of restricted Common Stock issued under the 2001 and 2009 Stock Plans.

(13)

Includes 16,426 shares of restricted Common Stock issued under the 2001 and 2009 Stock Plans. Also includes 23,547 shares of Common Stock held in two personal loan accounts at Morgan Stanley and 49,972 shares of Common Stock held jointly with his wife.

(14)	Includes 1,680 Units. Also includes 281,751 shares of restricted Common Stock issued under the 1997, 2001 and 2009 Stock Plans.

PROXY STATEMENT

PROPOSAL 2

APPROVAL OF THE 2014 STOCK INCENTIVE PLAN

At its meeting on March 11, 2014, the Board of Directors adopted the 2014 Stock Incentive Plan and directed that the plan be submitted to the stockholders for their approval. The Board of Directors believes that the adoption of the 2014 Stock Incentive Plan is in the best interests of the stockholders and the Company because the ability to grant stock-based awards thereunder is an important factor in attracting, motivating and retaining qualified personnel.

The Company is submitting the 2014 Stock Incentive Plan to the stockholders at this time to:

•	Replace the Company’s current equity compensation plan, the First Industrial Realty Trust, Inc. 2011 Stock Incentive Plan;

•	Comply with New York Stock Exchange listing requirements, which require stockholder approval; and

•	Allow performance awards under the 2014 Stock Incentive Plan to qualify as “performance-based compensation” under Code Section 162(m), if and to the extent applicable.

One of the requirements of “performance-based compensation” under Section 162(m) of the Code is that the material terms of the performance goals must be approved by stockholders. These material terms generally include (i) the employees eligible to receive compensation, (ii) a description of the business criteria on which the performance goal is based, and (iii) the maximum amount of compensation that could be paid to any employee if the performance goal is attained. Stockholder approval of the 2014 Stock Incentive Plan is intended to constitute approval of the material terms of the performance goals under the 2014 Stock Incentive Plan for purposes of Code Section 162(m).

If the 2014 Stock Incentive Plan is not approved by the stockholders, it will not be adopted and the Company will continue to operate under its existing equity compensation plans until no more shares remain available for issuance under those plans, at which time the Company believes that higher cash compensation may be required to attract and retain key employees and other individuals.

The 2014 Stock Incentive Plan submitted for approval reflects current practices in equity incentive plans that the Company considers best practices such as:

•

Multiple Award Types. The 2014 Stock Incentive Plan permits the issuance of restricted stock awards, restricted stock units, stock options and other types of equity and cash incentive grants, subject to the share limits of the plan. This breadth of award types will enable the plan administrator to tailor awards in light of the accounting, tax and other standards applicable at the time of grant. Historically, these standards have changed over time.

•	Independent Oversight. The 2014 Stock Incentive Plan will be administered by the Compensation Committee of the Board of Directors, comprised entirely of independent members of the Board of Directors.

•

No Evergreen Feature. The number of authorized shares under the 2014 Stock Incentive Plan is fixed at 3,600,000, with adjustments for certain corporate transactions and for forfeited shares. The Company conducted an analysis of estimated equity incentive cost using the shareholder value transfer (“SVT”) methodology of Institutional Shareholder Services, Inc. (“ISS”) and, based on the cap of 6% allowable under ISS guidelines, the number of shares permitted to be requested is approximately 5,200,000. The 3,600,000 shares that would be authorized under the 2014 Stock Incentive Plan represents approximately five years of grants at the Company’s current annual burn rate. From and after the receipt of stockholder approval of the 2014 Stock Incentive Plan, no new grants will be made under the Company’s 2011 Stock Incentive Plan, 2009 Stock Incentive Plan, 2001 Stock Incentive Plan or 1997 Stock Incentive Plan (collectively, the “Prior Plans”). Any shares that become available for reuse under the terms of a Prior Plan award due to forfeiture, cancellation, expiration or the like will become available for issuance under

PROXY STATEMENT

the 2014 Stock Incentive Plan. The 2014 Stock Incentive Plan does not include an “evergreen” feature that would cause the number of authorized shares to automatically increase in future years.

•

Repricings Prohibited. Repricing of options and stock appreciation rights (“SARs”) generally is prohibited under the 2014 Stock Incentive Plan without prior stockholder approval, with customary exceptions for stock dividends or splits, reorganizations, recapitalizations and similar events.

•

Discount Stock Options and SARs Prohibited. All options and SARs granted under the 2014 Stock Incentive Plan must have an exercise price equal to or greater than the fair market value of Common Stock on the date the option or SAR is granted.

•

Minimum Vesting Period for Time-Based Awards. There generally is a minimum three-year vesting period for awards granted to employees under the 2014 Stock Incentive Plan that vest based solely on the completion of a specified period of service, unless the Compensation Committee determines otherwise.

•

Tax-Deductible Cash Incentive Awards. The 2014 Stock Incentive Plan allows for payment of cash incentives, so that future awards may be made to certain officers that are eligible to be deducted under Code Section 162(m) as “performance-based compensation,” if and to the extent applicable.

•	Clawback Policy Implementation. All awards under the 2014 Stock Incentive Plan will be subject to any applicable Company clawback policy in effect from time to time.

SUMMARY OF THE PROVISIONS OF THE 2014 STOCK INCENTIVE PLAN

The following summary of the 2014 Stock Incentive Plan is qualified in its entirety by the specific language of the plan, a copy of which is attached hereto as Appendix A.

General. The purpose of the 2014 Stock Incentive Plan is to encourage and enable the officers, employees and directors of, and service providers to, the Company and its affiliates and subsidiaries, upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business, to acquire a proprietary interest in the Company. Approximately 169 employees and all six directors of the Company are eligible to participate in the 2014 Stock Incentive Plan. As of the date of stockholder approval of the 2014 Stock Incentive Plan, no additional awards will be granted under the Prior Plans.

The 2014 Stock Incentive Plan provides for the grant of incentive stock options, within the meaning of Code Section 422, to employees of the Company and its subsidiaries and for the grant of restricted stock awards, restricted stock units, nonstatutory stock options, stock appreciation rights, performance share awards and dividend equivalents to officers, employees and directors of, and service providers to, the Company and its affiliates and subsidiaries. The Board of Directors has authorized, subject to stockholder approval, 3,600,000 shares of Common Stock for issuance under the 2014 Stock Incentive Plan, plus any shares covered under a Prior Plan award that otherwise would become available for reuse under the respective terms of the Prior Plan due to forfeiture, expiration, cancellation or the like. The market value of shares of Common Stock was $19.19 per share, based on its closing price as reported on the New York Stock Exchange on March 21, 2014.

The following additional limits apply to awards under the 2014 Stock Incentive Plan:

•

The maximum number of shares that may be covered by options and SARs that are intended to be “performance-based compensation” under Code Section 162(m) that are granted to any one participant during any calendar year is 500,000 shares.

•

The maximum number of shares that may be covered by performance share awards, restricted stock awards and restricted stock units that are intended to be “performance-based compensation” under Code Section 162(m) that are granted to any one participant during any calendar year is 500,000 shares.

•

The maximum dollar amount of cash incentive awards and cash-settled stock awards that are intended to be “performance-based compensation” under Code Section 162(m) that is payable to any one participant during any calendar year is $5,000,000.

PROXY STATEMENT

•	The maximum number of shares that may be covered by options or SARs that are granted to any one director during any calendar year is 500,000 shares.

•	The maximum number of shares that may be covered by stock awards other than options and SARs that are granted to any one director during any calendar year is 500,000 shares.

To the extent permitted pursuant to applicable law, in the event of any reorganization, recapitalization, reclassification, split-up or consolidation of shares of stock, separation (including a spin-off), stock split, dividend on shares of stock payable in capital stock, extraordinary cash dividend, combination or exchange of shares or other similar change in capitalization of the Company, or a merger or consolidation of the Company or sale by the Company of all or a portion of its assets or other similar event, appropriate adjustments will be made to the shares, including the number thereof, subject to the 2014 Stock Incentive Plan and to any outstanding awards. Shares of Common Stock underlying any awards that are forfeited, canceled, reacquired by the Company, satisfied without the issuance of Common Stock or otherwise terminated (other than by exercise) will be added back to the shares of Common Stock available for issuance under the 2014 Stock Incentive Plan.

Administration. The 2014 Stock Incentive Plan will be administered by the Compensation Committee of the Board of Directors of the Company. Subject to the provisions of the 2014 Stock Incentive Plan, the Compensation Committee will determine the persons to whom grants of awards are to be made, the number of shares of Common Stock to be covered by each grant and all other terms and conditions of the grant. If an option is granted, the Compensation Committee will determine whether the option is an incentive stock option or a nonstatutory stock option, the option’s term, vesting and exercisability, and the other terms and conditions of the grant. The Compensation Committee will also determine the terms and conditions of SARs, restricted stock awards, restricted stock units, performance share awards and dividend equivalents. The Compensation Committee will have the responsibility to interpret the 2014 Stock Incentive Plan and to make determinations with respect to all awards granted under the 2014 Stock Incentive Plan. All determinations of the Compensation Committee will be binding on all persons, including the Company and plan participants and other beneficiaries under the 2014 Stock Incentive Plan. The costs and expenses of administering the 2014 Stock Incentive Plan will be borne by the Company.

Each member of the Compensation Committee and the Board of Directors and each Company employee delegated authority under the 2014 Stock Incentive Plan will be indemnified and held harmless by the Company against and from any losses incurred in connection with any claim, action, suit or proceeding to which he or she is involved by reason of his or her actions or omissions under the 2014 Stock Incentive Plan. The Company generally will be provided an opportunity to handle and defend the claim before the indemnified party undertakes to handle it on his or her own behalf.

Eligibility. Participants in the 2014 Stock Incentive Plan will be directors and the full and part-time officers and other employees of, and service providers to, the Company and its affiliates and subsidiaries who are responsible for or contribute to the management, growth or profitability of the Company and its affiliates and subsidiaries, and who are selected from time to time by the Compensation Committee, in its sole discretion.

Terms and Conditions of Option Grants. Each option granted under the 2014 Stock Incentive Plan will be evidenced by a written agreement in a form that the Compensation Committee may from time to time approve, will be subject to the terms and conditions of the 2014 Stock Incentive Plan and may contain such additional terms and conditions, not inconsistent with the terms of the 2014 Stock Incentive Plan, as may be determined by the Compensation Committee. The per share exercise price of an option may not be less than 100% of the fair market value of a share of Common Stock on the date of the option’s grant and the term of any option will expire no later than the 10th anniversary of the date of the option’s grant. In addition, the per share exercise price of any incentive stock option granted to a person who at the time of the grant owns stock possessing more than 10% of the total combined voting power or value of all classes of stock of the Company must be at least 110% of the fair market value of a share of the Common Stock on the date of grant and the option must expire no later than five years after the date of its grant. Generally, options may be exercised by the payment by the optionee or the optionee’s broker of the exercise price in cash, certified check or wire transfer, through a net exercise or, subject

PROXY STATEMENT

to the approval of the Compensation Committee, through the tender of shares of the Common Stock owned by the optionee having a fair market value not less than the exercise price. Options granted under the 2014 Stock Incentive Plan will become exercisable at such times as may be specified by the Compensation Committee, subject to various limitations on exercisability in the event the optionee’s employment or service with the Company terminates. Options are generally nontransferable by the optionee other than by will or by the laws of descent and distribution and are exercisable during the optionee’s lifetime only by the optionee, except that non-qualified options may be transferred to one or more members of the optionee’s immediate family, to certain entities for the benefit of the optionee’s immediate family members or pursuant to a certified domestic relations order.

Terms and Conditions of Other Awards. Each SAR, restricted stock award, restricted stock unit and performance share award made under the 2014 Stock Incentive Plan will be evidenced by a written agreement in a form and containing such terms, restrictions and conditions as may be determined by the Compensation Committee, consistent with the requirements of the 2014 Stock Incentive Plan. A SAR may be granted separately or in conjunction with the grant of an option, and must be exercised within 10 years after the SAR is granted. If the Compensation Committee determines that a restricted stock award, restricted stock unit or a performance share award to be granted to a participant should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, vesting and settlement of such award will be contingent upon achievement of one or more pre-established performance goals. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified affiliates, subsidiaries or business units of the Company (except with respect to the total stockholder return and earnings per share criteria), must be used by the Compensation Committee in establishing such performance goals: (1) earnings, including funds from operations; (2) revenues; (3) cash flow; (4) cash flow return on investment; (5) return on assets; (6) return on investment; (7) return on capital; (8) return on equity; (9) economic value added; (10) operating margin; (11) net income; (12) pretax earnings; (13) pretax earnings before interest, depreciation and amortization; (14) pretax operating earnings after interest expense and before incentives, service fees and extraordinary or special items; (15) operating earnings; (16) total stockholder return; (17) market share; (18) debt load reduction; (19) expense management; (20) stock price; (21) book value; (22) overhead; (23) assets; (24) assessment of balance sheet or income statement objectives; or (25) strategic business objectives, consisting of one or more objectives based on meeting specific cost targets, business expansion goals or goals relating to acquisitions or divestitures. Any of the above goals may be compared to the performance of a peer group, business plan or a published or special index deemed applicable by the Compensation Committee including, but not limited to, the Standard & Poor’s 500 Stock Index.

The Compensation Committee may, in its sole discretion, provide for the exclusion of the effects of the following items, to the extent identified in the audited financial statements of the Company, including footnotes, or in the Management’s Discussion and Analysis section of the Company’s annual report: (1) extraordinary, unusual and/or nonrecurring items of gain or loss; (2) gains or losses on the disposition of a business; (3) changes in tax or accounting principles, regulations or laws; or (4) mergers or acquisitions. The Compensation Committee does not have the authority to increase the amount of compensation payable under any performance share award intended to qualify as “performance-based compensation” to the extent such an increase would cause the amounts payable pursuant to the performance share award to be nondeductible in whole or in part pursuant to Code Section 162(m) and the regulations thereunder. SARs, restricted stock awards, restricted stock units, performance share awards and dividend equivalents are generally nontransferable, except that SARs may be transferred pursuant to a certified domestic relations order and may be exercised by the executor, administrator or personal representative of a deceased participant within six months of the death of the participant.

Change of Control Provisions. “Change of Control” generally means the occurrence of any one of the following events:

(1) Any “person”, as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any of its subsidiaries, any trustee, fiduciary or other person or entity holding securities under any employee benefit plan of the Company or any of its subsidiaries), together with all “affiliates” and “associates” (as such terms are defined in Rule 12b-2 of the Exchange Act) of such person, becomes the

PROXY STATEMENT

“beneficial owner” (as such term is defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing 40% or more of either (A) the combined voting power of the Company’s then outstanding securities having the right to vote in an election of the Board of Directors (“Voting Securities”) or (B) the then outstanding shares of Common Stock (in either such case other than as result of acquisition of securities directly from the Company); or

(2) Persons who, as of the effective date of the 2014 Stock Incentive Plan, constitute the Board of Directors (the “Incumbent Directors”) cease for any reason, including without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board of Directors, provided that any person becoming a director of the Company subsequent to the effective date of the 2014 Stock Incentive Plan whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors will, for purposes of the 2014 Stock Incentive Plan, be considered an Incumbent Director; or

(3) The consummation of: (A) any consolidation or merger of the Company or First Industrial, L.P. where the stockholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 of the Exchange Act), directly or indirectly, shares representing in the aggregate 50% or more of the voting stock of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), (B) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company or (C) any plan or proposal for the liquidation or dissolution of the Company.

A “Change of Control” will not be deemed to have occurred for purposes of the foregoing clause (1) solely as the result of an acquisition of securities by the Company that, by reducing the number of shares of Common Stock or other Voting Securities outstanding, increases (A) the proportionate number of shares of Common Stock beneficially owned by any person to 40% or more of the shares of Common Stock then outstanding or (B) the proportionate voting power represented by the Voting Securities beneficially owned by any person to 40% or more of the combined voting power of all then outstanding Voting Securities; provided that if any person referred to in clause (A) or (B) of this sentence thereafter becomes the beneficial owner of any additional shares of Common Stock or other Voting Securities (other than pursuant to a stock split, stock dividend or similar transaction), then a “Change of Control” will be deemed to have occurred for purposes of the foregoing clause (1). In the event that any award under the 2014 Stock Incentive Plan constitutes deferred compensation, and the settlement of, or distribution of benefits under such award is to be triggered by a Change of Control, then such settlement or distribution will be subject to the event constituting the Change of Control also constituting a “change in control event” for purposes of Code Section 409A.

In general, upon the occurrence of a Change of Control, options and SARs automatically will become fully exercisable and restrictions and conditions on restricted stock awards, restricted stock units, performance share awards and dividend equivalents automatically will be deemed waived.

Amendment and Termination of the 2014 Stock Incentive Plan. The Board of Directors may at any time amend or discontinue the 2014 Stock Incentive Plan and the Compensation Committee may at any time amend or cancel any outstanding award, but no such action may adversely affect rights under any outstanding award without the holder’s consent. Except in the event of changes in the capitalization of the Company or other similar events, no amendment to any outstanding award under the 2014 Stock Incentive Plan may, withholder stockholder approval: (1) materially increase the benefits to participants; (2) materially increase the number of shares of Common Stock available under the plan; or (3) materially modify the requirements for participating in the plan.

Clawback Policy. All awards, amounts and benefits received under the 2014 Stock Incentive Plan will be subject to potential cancellation, recoupment, rescission, payback or other similar action in accordance with the terms of any applicable Company clawback policy or any applicable law.

PROXY STATEMENT

SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES OF THE 2014 STOCK INCENTIVE PLAN

The following discussion generally summarizes the principal federal income tax consequences of the 2014 Stock Incentive Plan. This discussion is based on current provisions of the Code, the regulations promulgated thereunder and administrative and judicial interpretations thereof as in effect on the date hereof. The summary does not address any foreign, state or local tax consequences of participation in the 2014 Stock Incentive Plan. The company suggests that participants consult with their individual tax advisors to determine the applicability of the tax rules to the awards granted to them in their personal circumstances.

Stock Options. In general, the grant of an option will not be a taxable event to the recipient and it will not result in a deduction to the Company. The tax consequences associated with the exercise of an option and the subsequent disposition of shares of Common Stock acquired on the exercise of such option depend on whether the option is an incentive stock option or a nonqualified stock option.

Upon the exercise of a nonqualified stock option, the participant will recognize ordinary taxable income equal to the excess of the fair market value of the shares of Common Stock received upon exercise over the exercise price. The Company will be able to claim a deduction in an equivalent amount. Any gain or loss upon a subsequent sale or exchange of the shares of Common Stock will be capital gain or loss, long-term or short-term, depending on the holding period for the shares of Common Stock.

A participant will not recognize ordinary taxable income at the time of exercise of an incentive stock option and no deduction will be available to the Company, provided the option is exercised while the participant is an employee or within three months following termination of employment (longer, in the case of termination of employment by reason of disability or death). If an incentive stock option granted under the 2014 Stock Incentive Plan is exercised after these periods, the exercise will be treated for federal income tax purposes as the exercise of a nonqualified stock option. Also, an incentive stock option granted under the 2014 Stock Incentive Plan will be treated as a nonqualified stock option to the extent it (together with any other incentive stock options granted under other plans of the Company and/or its affiliates) first becomes exercisable in any calendar year for shares of Common Stock having a fair market value, determined as of the date of grant, in excess of $100,000.

Although the exercise of an incentive stock option as described above would not produce ordinary taxable income to the participant, it would result in an increase in the participant’s alternative minimum taxable income and may result in an alternative minimum tax liability.

If shares of Common Stock acquired upon exercise of an incentive stock option are sold or exchanged more than one year after the date of exercise and more than two years after the date of grant of the option, any gain or loss will be long-term capital gain or loss. If shares of Common Stock acquired upon exercise of an incentive stock option are disposed of prior to the expiration of either of these holding periods (a “Disqualifying Disposition”), the participant will recognize ordinary income at the time of disposition, and the Company will be able to claim a deduction, in an amount equal to the excess of the fair market value of the shares of Common Stock at the date of exercise over the exercise price. Any additional gain will be treated as capital gain, long-term or short-term, depending on how long the shares of Common Stock have been held. Where shares of Common Stock are sold or exchanged in a Disqualifying Disposition (other than certain related party transactions) for an amount less than their fair market value at the date of exercise, any ordinary income recognized in connection with the Disqualifying Disposition will be limited to the amount of gain, if any, recognized in the sale or exchange, and any loss will be a long-term or short-term capital loss, depending on how long the shares of Common Stock have been held.

Restricted Stock. In general, a participant who receives shares of restricted stock will recognize ordinary income at the time the restrictions lapse. The amount of ordinary income so recognized will be the fair market value of the Common Stock at the time the income is recognized, determined without regard to any restrictions other than restrictions that by their terms will never lapse. This amount is deductible for federal income tax purposes by the Company. Dividends paid with respect to unvested restricted stock will be ordinary

PROXY STATEMENT

compensation income to the participant (and deductible by the Company). Any gain or loss upon a subsequent sale or exchange of the shares of Common Stock, measured by the difference between the sale price and the fair market value on the date restrictions lapse, will be capital gain or loss, long-term or short-term, depending on the holding period for the shares of Common Stock. The holding period for this purpose will begin on the date following the date restrictions lapse.

In lieu of the treatment described above, a participant may elect immediate recognition of income under Code Section 83(b). In such event, the participant will recognize as income the fair market value of the restricted stock at the time of grant (determined without regard to any restrictions other than restrictions that by their terms will never lapse), and the Company will be entitled to a corresponding deduction. Dividends paid with respect to shares as to which a proper Code Section 83(b) election has been made will not be deductible to the Company. If a Code Section 83(b) election is made and the restricted stock is subsequently forfeited, the participant will not be entitled to any offsetting tax deduction.

Restricted Stock Units. In general, the grant of restricted stock units will not be a taxable event to the recipient and it will not result in a deduction to the Company. When the restrictions applicable to the restricted stock units lapse, and the awards are settled, a participant will recognize ordinary income at that time. The amount of ordinary income so recognized will be the fair market value of the Common Stock at the time the income is recognized, determined without regard to any restrictions other than restrictions that by their terms will never lapse. This amount is deductible for federal income tax purposes by the Company. Any gain or loss upon a subsequent sale or exchange of the shares of Common Stock, measured by the difference between the sale price and the fair market value on the date restrictions lapse, will be capital gain or loss, long-term or short-term, depending on the holding period for the shares of Common Stock. The holding period for this purpose will begin on the date following the date restrictions lapse.

Stock Appreciation Rights and Other Awards. In general, with respect to SARs and other awards under the 2014 Stock Incentive Plan not described above, when a participant receives payment with respect to an award granted to him or her under the 2014 Stock Incentive Plan, the amount of cash and the fair market value of any other property received will be ordinary income to such participant and will be allowed as a deduction for federal income tax purposes to the Company.

Payment of Withholding Taxes. The Company may withhold amounts from participants to satisfy withholding tax requirements. Except as otherwise provided by the Compensation Committee, participants may have shares withheld from awards or may tender previously owned shares to the Company to satisfy tax withholding requirements. The shares withheld from awards may only be used to satisfy the minimum statutory withholding obligation.

Special Rules. Certain special rules apply if the exercise price for an option is paid in shares previously owned by the optionee rather than in cash.

Limitation on Deductibility. Code Section 162(m) generally limits the deductible amount of annual compensation paid by a public company to a “covered employee” (the chief executive officer and three other most highly compensated executive officers of the Company other than the chief financial officer) to no more than $1 million. The Company does not believe that Code Section 162(m) is applicable to its current arrangements with its executive officers.

NEW PLAN BENEFITS

Other than certain restricted stock awards granted contingent on stockholder approval of the 2014 Stock Incentive Plan (the “Contingent Award Grants”), the Compensation Committee will have full discretion to determine the number and amount of awards to be granted under the 2014 Stock Incentive Plan, subject to the terms of the plan. Therefore, other than the Contingent Award Grants, which are set forth in the table immediately below, the future benefits or amounts that would be received by the executive officers and the groups named in such table under the 2014 Stock Incentive Plan are not determinable at this time.

PROXY STATEMENT

First Industrial Realty Trust, Inc. 2014 Stock Incentive Plan

Name and Position	Dollar Value ($)(1)	Number of Units
Bruce W. Duncan	1,425,000	79,788
Scott A. Musil	315,000	17,637
Johannson L. Yap	510,000	28,557
David Harker	320,000	17,919
Peter Schultz	260,000	14,559
All executive officers, as a group (5 persons)	2,830,000	158,460
All non-executive Directors, as a group (5 persons)	$0	0
All non-executive officer employees, as a group	460,000	25,758

(1)

The dollar value for the Contingent Award Grants reflects the $17.86 closing price of the Common Stock on February 12, 2014, the date the awards were granted, contingent on stockholder approval of this Proposal 2.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information regarding the Company’s compensation plans under which equity securities are authorized for issuance to Company employees or non-employees, including directors, as of December 31, 2013.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(2)	Number of Securities Remaining Available for Further Issuance Under Equity Compensation Plans
Equity Compensation Plans Approved by Security Holders	792,360	—	350,863	(3)
Equity Compensation Plans Not Approved by Security Holders	—	—	22,380	(4)

Total	792,360	—	373,243

(1)

All awards reflected in this column are performance-based vesting restricted stock units, which entitle the holder to a specified number of shares of Common Stock in the future upon the achievement of specified performance goals. Outstanding restricted stock awards under the Company’s equity compensation plans are not reflected in the table, in accordance with SEC rules.

(2)	The Company did not have any outstanding stock options, warrants or stock appreciation rights under its equity compensation plans as of December 31, 2013.

(3)

Awards of restricted stock are authorized for issuance under the Company’s 1997 Stock Incentive Plan, 2001 Stock Incentive Plan, 2009 Stock Incentive Plan, and 2011 Stock Incentive Plan. As of December 31, 2013, there were 16,631 shares of Common Stock authorized for issuance under the 2001 Stock Incentive Plan, 220,205 under the 2009 Stock Incentive Plan (200,000 of which may only be issued as options) and 114,027 under the 2011 Stock Incentive Plan.

(4)

Amount reflects shares remaining available for issuance under the Company’s 1997 Stock Incentive Plan, which plan has not been approved by the Company’s stockholders. The maximum number of shares available for issuance under this plan was originally 6,500,000, and the term of the plan is indefinite. Permitted awards under the plan are stock options, restricted stock, performance shares and stock appreciation rights. Directors, full and part-time officers and other employees of the Company, in each case as selected from time to time by the Compensation Committee, are eligible participants under the plan.

PROXY STATEMENT

Adoption of this proposal requires the affirmative vote of a majority of the shares of the Common Stock represented, in person or by proxy, and entitled to vote on the matter at the Annual Meeting.

The Board of Directors has approved the 2014 Stock Incentive Plan and recommends that the Company’s stockholders vote FOR the approval of the 2014 Stock Incentive Plan.

PROXY STATEMENT

PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Exchange Act, our stockholders are entitled to vote to approve, on an advisory or non-binding basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with SEC rules.

The Board of Directors believes that its executive compensation program serves the best interests of the Company’s stockholders by not only attracting and retaining talented, capable individuals, but also providing them with proper incentives linked to performance criteria that are designed to maximize the Company’s overall performance. To this end, the Company’s compensation program consists of a mix of compensation that is intended to compensate executive officers for their contributions during the year and to reward them for achievements that lead to increased Company performance and increases in stockholder value. Please refer to “Compensation Discussion and Analysis” for a discussion of the compensation of the Company’s named executive officers.

We are asking for stockholder approval of the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with SEC rules, which disclosures include the disclosures under “Compensation Discussion and Analysis” and the compensation tables and the narrative discussion following the compensation tables. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the policies and practices described in this Proxy Statement.

This vote is advisory and therefore not binding on the Company, the Compensation Committee or the Board of Directors. The Board of Directors and the Compensation Committee value the opinions of the Company’s stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, we will consider those stockholders’ concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Accordingly, we ask our stockholders to vote on the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2014 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission under ‘Compensation Discussion and Analysis’ and the compensation tables and the narrative discussion following the compensation tables.”

The affirmative vote of the holders of a majority of the votes cast with a quorum present at the Annual Meeting is required for advisory approval of this proposal.

The Board of Directors recommends an advisory vote FOR the approval of the compensation of the Company’s named executive officers as disclosed in this Proxy Statement.

PROXY STATEMENT

PROPOSAL 4

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The accounting firm of PricewaterhouseCoopers LLP (or its predecessor, Coopers & Lybrand L.L.P.) has served as the Company’s independent auditors since the Company’s formation in August 1993. On February 13, 2014, the Audit Committee of the Board of Directors appointed PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the current fiscal year. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

Our Charter and Bylaws do not require that our stockholders ratify the appointment of our independent registered certified public accounting firm. We are doing so because we believe it is a matter of good corporate practice. If our stockholders do not ratify the appointment, the Audit Committee will reconsider whether to retain PricewaterhouseCoopers LLP but may still retain them. Even if the appointment is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that a change in registered certified public accounting firm would be in the best interests of the Company and its stockholders.

FEES

During 2013 and 2012, the aggregate fees for services provided by PricewaterhouseCoopers LLP in the following categories and amounts are:

	2013	2012
Audit Fees(1)	$1,128,650	$1,119,768
Audit-Related Fees(2)	68,890	97,552
Tax Fees(3)	30,000	51,625
Other Fees(4)	1,944	1,944

Total Fees	$1,229,484	$1,270,889

(1)

Audit Fees include amounts related to the audits of the Company’s annual financial statements, the reviews of our quarterly financial statements and internal control over financial reporting and other services that are normally provided by the auditor in connection with securities offerings and other filings with the SEC.

(2)	Audit-Related Fees include amounts related to joint venture audits, certain agreed-upon procedures and an annual employee benefit plan audit.

(3)

Tax Fees include amounts related to tax compliance, tax advice and tax planning. These amounts primarily relate to tax services related to tax return preparation, federal and state regulation consultation and federal and state entity structuring.

(4)	Other Fees include amounts related to technical research tools.

PRE-APPROVAL OF SERVICES

The Audit Committee pre-approves all audit, audit-related, tax and other services proposed to be provided by the Company’s independent registered public accounting firm. Consideration and approval of such services generally occur at the Audit Committee’s regularly scheduled meetings. In situations where it is impractical to wait until the next regularly scheduled meeting, the Audit Committee has delegated the authority to approve the audit, audit-related, tax and other services to each of its individual members. Approvals of audit, audit-related, tax and other services pursuant to the above-described delegation of authority are reported to the full Audit Committee.

The Board of Directors recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal 2014.

PROXY STATEMENT

OTHER MATTERS

SOLICITATION OF PROXIES

The cost of solicitation of proxies in the form enclosed herewith will be borne by the Company. In addition to the solicitation of proxies by mail, the directors, officers and employees of the Company may also solicit proxies personally or by telephone without additional compensation for such activities. The Company will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. The Company will reimburse such holders for their reasonable expenses.

Georgeson Shareholder Services, Inc. acts as the Company’s proxy solicitor at a cost of $8,000, plus reasonable out of pocket expenses, including a telephone solicitation campaign approved by the Company.

STOCKHOLDER PROPOSALS

Stockholder proposals intended to be presented at the 2015 Annual Meeting of Stockholders must be received by the Secretary of the Company no later than December 5, 2014, in order to be considered for inclusion in the proxy statement and on the proxy card that will be solicited by the Board of Directors in connection with the 2015 Annual Meeting of Stockholders.

INCORPORATION BY REFERENCE

Appendix B to this Proxy Statement is the Company’s 2013 Annual Report, which includes its consolidated financial statements and management’s discussion and analysis of financial condition and results of operations, as well as certain other financial and other information required by the rules and regulations of the SEC. Information contained in Appendix B to this Proxy Statement shall not be deemed to be “filed” or “soliciting material,” or subject to liability for purposes of Section 18 of the Exchange Act to the maximum extent permitted under the Exchange Act.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS MEETING TO BE HELD ON MAY 7, 2014

The Proxy Statement, Notice of Annual Meeting, Proxy Card and the Company’s 2013 Annual Report are available on the “Proxy Statement” tab of the Investor Relations page on the Company’s website, at www.firstindustrial.com.

For directions to attend the Annual Meeting in person, please contact Art Harmon, the Company’s Senior Director of Investor Relations, at (312) 344-4320.

OTHER MATTERS

The Board of Directors does not know of any matters other than those described in this Proxy Statement that will be presented for action at the Annual Meeting. If other matters are presented, it is the intention of the persons named as proxies in the accompanying Proxy Card to vote in their discretion all shares represented by validly executed proxies.

REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS IMPORTANT TO THE COMPANY. PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD TODAY.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to Be Held on May 7 2014: The Proxy Statement, Notice of Annual Meeting, Proxy Card and the Company’s 2013 Annual Report are available on the “Proxy Statement” tab of the Investor Relations page on the Company’s website, at www.firstindustrial.com.
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

- - - - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -  - - -

A	Proposals

The Board of Directors recommends a vote FOR each of the nominees listed.												+
1. Election of six directors. If elected, term expires in 2015.
	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Matthew S. Dominski	☐	☐	☐	02 - Bruce W. Duncan	☐	☐	☐	03 - H. Patrick Hackett, Jr.	☐	☐	☐

04 - John Rau	☐	☐	☐	05 - L. Peter Sharpe	☐	☐	☐	06 - W. Ed Tyler	☐	☐	☐

The Board of Directors recommends a vote FOR the following proposal.

	For	Against	Abstain
2. To approve the First Industrial Realty Trust, Inc. 2014 Stock Incentive Plan.	☐	☐	☐

The Board of Directors recommends a vote, on an advisory basis, FOR the following proposal.

	For	Against	Abstain
3. To approve, on an advisory (i.e. non-binding) basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement for the 2014 Annual Meeting.	☐	☐	☐

The Board of Directors recommends a vote FOR the following proposal.

	For	Against	Abstain
4. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm.	☐	☐	☐
5. In their discretion, on any and all other matters that may properly come before the meeting.

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

- - - - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

Proxy — FIRST INDUSTRIAL REALTY TRUST, INC.	+

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS ON MAY 7, 2014

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints Bruce W. Duncan and Scott A. Musil, or either of them, with full powers of substitution, as proxies of the undersigned, with the authority to vote upon and act with respect to all shares of stock of First Industrial Realty Trust, Inc. (the “Company”), which the undersigned is entitled to vote, at the Annual Meeting of Stockholders of the Company, to be held at the 10th Floor Conference Room, 311 South Wacker Drive, Chicago, Illinois 60606, commencing Wednesday, May 7, 2014, at 9:00 a.m., and at any and all adjournments thereof, with all the powers the undersigned would possess if then and there personally present, and especially (but without limiting the general authorization and power hereby given) with the authority to vote on the reverse side.

The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to said shares and hereby confirms all that the proxies named herein and their substitutes, or any of them, may lawfully do by virtue hereof.

This proxy, when properly executed, will be voted as specified herein. If this proxy does not indicate a contrary choice, it will be voted (i) FOR the election of the six nominees for director named in Item 1, (ii) FOR the approval of the First Industrial Realty Trust, Inc. 2014 Stock Incentive Plan in Item 2, (iii) FOR the approval, on an advisory basis, of the compensation of our named executive officers in Item 3, (iv) FOR the ratification of the appointment of the independent registered public accounting firm in Item 4 and (v) in the discretion of the persons named as proxies herein with respect to any and all matters referred to in Item 5.

PLEASE VOTE, DATE AND SIGN THIS PROXY AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

C	Non-Voting Items
Change of Address — Please print new address below.

■	IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.	+